Exhibit 10.1

JOINDER AND AMENDMENT AGREEMENT

This JOINDER AND AMENDMENT AGREEMENT dated as of February 1, 2013 (this “Amendment Agreement”) is made by and among GSI Group Corporation, a Michigan corporation (the “Existing Borrower”), NDS SURGICAL IMAGING, LLC, a Delaware limited liability company (the “New Borrower” and jointly and severally with the Existing Borrower, the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), each of the other Guarantors party hereto, each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

The Existing Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 27, 2012, as amended by that certain Consent and First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) dated as of January 14, 2013 (as amended and in effect, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Existing Borrower. Pursuant to the terms of the First Amendment, the Existing Borrower, the Lenders and the Administrative Agent agreed that the New Borrower would become a co-Borrower under the Credit Agreement, and that additional changes would be made to the Credit Agreement to reflect such change.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Definitions. Except as otherwise defined in this Amendment Agreement, terms defined in the Credit Agreement are used herein as defined therein.

2. Joinder as a Borrower and a Grantor.

(a) As contemplated by the First Amendment and the Credit Agreement as amended thereby, the New Borrower hereby agrees to become a “Borrower” for all purposes of the Credit Agreement and other Loan Documents, and a “Grantor” for all purposes of the Security Agreement and other Loan Documents, in each case, with the same force and effect as if it had been a signatory to such Loan Documents on the execution dates of the Credit Agreement, Security Agreement and other Loan Documents.

(b) Without limiting the foregoing, the New Borrower hereby, jointly and severally with the Existing Borrower, agrees to assume all of the Obligations under the Credit Agreement as a Borrower thereunder, and to perform and observe all Obligations, covenants and agreements to be performed by each Borrower under, and that it is and will continue to be bound in all respects by all of the terms and conditions of, the Credit Agreement and the other Loan Documents.

(c) The New Borrower hereby (i) agrees to be bound as a Borrower and as a Grantor by all the terms and provisions of the Credit Agreement, Security Agreement and other Loan Documents with the same force and effect as if it had been a signatory to such Loan Documents on the execution dates of the Credit Agreement, Security Agreement and other Loan Documents and (ii) represents and warrants that the representations and warranties made by it as a Borrower, a Loan Party or a Grantor contained in the Credit Agreement, Security Agreement or any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof).

3. Amendments to Loan Documents. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the undersigned Lenders hereby agree that, effective as of the date hereof, the Credit Agreement shall be amended as follows:

(a) The Credit Agreement (excluding the Schedules and Exhibits thereto) is amended in its entirety to read in the form of such Credit Agreement attached hereto as Annex I.

(b) The Exhibits and Schedules to the Credit Agreement are amended in their entireties to read in the forms of such Exhibits and Schedules attached hereto as Annex II.

4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 3 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a) the Existing Borrower shall have delivered to the Administrative Agent a counterpart of this Amendment Agreement executed by the Existing Borrower, the New Borrower and each other Loan Party;

(b) the Required Lenders and the Administrative Agent shall have indicated their consent and agreement by executing this Amendment Agreement;

(c) The Borrowers shall have delivered a replacement Note executed by the Borrowers in favor of Bank of America and each other Lender requesting a Note;

(d) the New Borrower shall have executed and delivered to the Administrative Agent (x) if such Person or its Domestic Subsidiaries owns any Material Properties, deeds of trust, trust deeds, deeds to secure debt, and mortgages, and (y) Security Agreement Supplements, IP Security Agreement Supplements (only with respect to any U.S. registrations and applications for registration of IP Rights included in the Collateral and excluding any “intent to use” trademark or service mark applications) (including delivery of all Pledged Interests in and of such Domestic Subsidiaries) and other security and pledge agreements, securing payment of all the Obligations of the New Borrower and its Domestic Subsidiaries under the Loan Documents and constituting Liens on all such real and personal properties;

(e) Holdings shall have executed a Pledged Interests Addendum (under and as defined in the Security Agreement) with respect to the Equity Interests of the New Borrower (including delivery of all Pledged Interests in and of the New Borrower);

2

(f) The New Borrower and each of its Domestic Subsidiaries shall have delivered a certificate of an authorized officer of such Person, attaching: (a) a copy of the articles or certificate of incorporation of such Person certified as of a recent date by the Secretary of State of the state of organization of such Person, together with certificates of such official attesting to the valid existence, good standing and qualification to engage in business in such Person’s jurisdiction of organization; (b) the bylaws or operating agreement (or equivalent such constitutional document), as applicable, of such Person as in effect on the date of such certification; and (c) such certificates of resolutions or other action, incumbency and/or other certificates of Responsible Officers of each such Person as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(g) The Lead Borrower shall have delivered an updated Perfection Certificate;

(h) the representations and warranties made by each Loan Party in Section 5 hereof are true and correct as of the date hereof; and

(i) no Event of Default shall have occurred and be continuing; and

5. Representations and Warranties. The Existing Borrower, the New Borrower and the other Loan Parties each represents and warrants to the Lenders that the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on the date hereof, other than any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof; provided that (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (b) the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (c) each reference in the Credit Agreement to “this Agreement” or the “Credit Agreement” or the like shall include reference to this Amendment Agreement and the Credit Agreement as amended hereby.

6. Effect on Loan Documents. The Credit Agreement (as amended hereby) and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein the execution, delivery, and performance of this Amendment Agreement shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each of the Loan Parties hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

7. No Novation; Entire Agreement. This Amendment Agreement evidences solely the amendment of the terms and provisions of the obligations of the Existing Borrower and the

3

other Loan Parties under the Loan Documents and is not a novation or discharge thereof. There are no other understandings, express or implied, among the Existing Borrower, the other Loan Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.

8. Choice of Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Counterparts; Facsimile Execution. This Amendment Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment Agreement.

10. Construction. This Amendment Agreement is a Loan Document. This Amendment Agreement and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first above written.

EXISTING BORROWER: GSI GROUP CORPORATION

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Chief Financial Officer

NEW BORROWER: NDS SURGICAL IMAGING, LLC

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Chief Financial Officer

HOLDINGS: GSI GROUP INC.

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Chief Financial Officer

GUARANTORS: EXCEL TECHNOLOGY, INC. MICROE SYSTEMS CORP. MES INTERNATIONAL INC.

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Secretary

CAMBRIDGE TECHNOLOGY, INC. CONTINUUM ELECTRO-OPTICS, INC. PHOTO RESEARCH, INC. QUANTRONIX CORPORATION SYNRAD, INC.

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Assistant Secretary

GSI GROUP LIMITED

By:	/s/ Robert Buckley
Name: Robert Buckley
Title: Director

[Amendment Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin

Title:	Assistant Vice President

[Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John F. Lynch
Name:	John F. Lynch

Title:	SVP

[Amendment Agreement]

SILICON VALLEY BANK

By:	/s/ Michael Shuhy
Name:	Michael Shuhy

Title:	Vice President

[Amendment Agreement]

HSBC BANK USA N.A.

By:	/s/ Manuel Burgueno
Name:	Manuel Burgueno

Title:	Vice President

[Amendment Agreement]

TD BANK, N.A.

By:	/s/ Amy LeBlanc Hackett
Name:	Amy LeBlanc Hackett

Title:	SVP

[Amendment Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Killea
Name: Peter M. Killea
Title: Senior Vice President

[Amendment Agreement]

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Jed Hall
Name: Jed Hall
Title: Managing Director

[Amendment Agreement]

Published CUSIP Number: 36249CAA6

ANNEX I

AMENDED FORM OF

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 27, 2012

among

GSI Group Corporation,

as the Lead Borrower,

the other Borrowers party hereto from time to time,

GSI Group Inc.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Sole Book Manager

SILICON VALLEY BANK,

as Syndication Agent

HSBC BANK USA, N.A.,

as Documentation Agent

i

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		77

4.01	Conditions of Initial Credit Extension	77
4.02	Conditions to all Credit Extensions	80

ARTICLE V. REPRESENTATIONS AND WARRANTIES		80

5.01	Existence, Qualification and Power	80
5.02	Authorization; No Contravention	81
5.03	Governmental Authorization; Other Consents	81
5.04	Binding Effect	81
5.05	Financial Statements; No Material Adverse Effect	81
5.06	Litigation	82
5.07	No Default	82
5.08	Ownership of Property; Liens; Investments	83
5.09	Environmental Compliance	84
5.10	Insurance	84
5.11	Taxes	85
5.12	ERISA Compliance	85
5.13	Subsidiaries; Equity Interests; Loan Parties	86
5.14	Margin Regulations; Investment Company Act	87
5.15	Disclosure	87
5.16	Compliance with Laws	87
5.17	Intellectual Property; Licenses, Etc.	88
5.18	Solvency	88
5.19	Casualty, Etc.	88
5.20	Labor Matters	88
5.21	Collateral Documents	88
5.22	Subordination of Permitted Subordinated Debt	89

ARTICLE VI. AFFIRMATIVE COVENANTS		89

6.01	Financial Statements	89
6.02	Certificates; Other Information	90
6.03	Notices	93
6.04	Payment of Obligations	93
6.05	Preservation of Existence, Etc.	94
6.06	Maintenance of Properties	94
6.07	Maintenance of Insurance	94
6.08	Compliance with Laws	94
6.09	Books and Records	94
6.10	Inspection Rights	95
6.11	Use of Proceeds	95
6.12	Covenant to Guarantee Obligations and Give Security	95
6.13	Compliance with Environmental Laws	98
6.14	Further Assurances	98
6.15	Material Contracts	99

ARTICLE VII. NEGATIVE COVENANTS		99

7.01	Liens	99
7.02	Indebtedness	102
7.03	Investments	105
7.04	Fundamental Changes	107
7.05	Dispositions	108
7.06	Restricted Payments	109
7.07	Change in Nature of Business	111
7.08	Transactions with Affiliates	111
7.09	Use of Proceeds	111
7.10	Financial Covenants	112
7.11	Amendments of Organization Documents	112
7.12	Accounting Changes	112
7.13	Prepayments, Amendments, Etc. of Indebtedness	112

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		112

8.01	Events of Default	112
8.02	Remedies upon Event of Default	115
8.03	Application of Funds	116

ARTICLE IX. ADMINISTRATIVE AGENT		117

9.01	Appointment and Authority	117
9.02	Rights as a Lender	117
9.03	Exculpatory Provisions	118
9.04	Reliance by Administrative Agent	119
9.05	Delegation of Duties	119
9.06	Resignation of Administrative Agent	119
9.07	Non-Reliance on Administrative Agent and Other Lenders	120
9.08	No Other Duties, Etc.	120
9.09	Administrative Agent May File Proofs of Claim	121
9.10	Collateral and Guaranty Matters	121
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	122

ARTICLE X. CONTINUING GUARANTY		122

10.01	Guaranty	122
10.02	Rights of Lenders	123
10.03	Certain Waivers	123
10.04	Obligations Independent	124
10.05	Subrogation	124
10.06	Termination; Reinstatement	124
10.07	Subordination	124
10.08	Stay of Acceleration	124
10.09	Condition of Borrowers	125

10.10	Rights of Contribution	125
10.11	Joint and Several Obligations	125

ARTICLE XI. MISCELLANEOUS		126

11.01	Amendments, Etc.	126
11.02	Notices; Effectiveness; Electronic Communications	129
11.03	No Waiver; Cumulative Remedies; Enforcement	131
11.04	Expenses; Indemnity; Damage Waiver	132
11.05	Payments Set Aside	134
11.06	Successors and Assigns	134
11.07	Treatment of Certain Information; Confidentiality	140
11.08	Right of Setoff	141
11.09	Interest Rate Limitation	141
11.10	Canadian Interest Act	142
11.11	Counterparts; Integration; Effectiveness	142
11.12	Survival of Representations and Warranties	142
11.13	Severability	142
11.14	Replacement of Lenders	143
11.15	Governing Law; Jurisdiction; Etc.	143
11.16	Waiver of Jury Trial	144
11.17	No Advisory or Fiduciary Responsibility	145
11.18	Electronic Execution of Assignments and Certain Other Documents	145
11.19	USA PATRIOT Act	145
11.20	Judgment Currency	146
11.21	Amended and Restated Agreement	146

SIGNATURES		S-1

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.17	Intellectual Property Matters
6.12	Guarantors
7.02	Existing Indebtedness
7.05	Certain Properties
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Term Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F-1	Guaranty Supplement
F-2	[Reserved]
G-1	[Reserved]
G-2	[Reserved]
G-3	[Reserved]
H	[Reserved]
I	[Reserved]
J	Foreign Lender Certificate
K	Responsible Officer Certificate
L	Solvency Certificate
M	[Reserved]
N	Permitted Acquisition Certificate

v

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 27, 2012, among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a Delaware limited liability company (jointly and severally together with the Lead Borrower and each other Person to join as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), each of the Subsidiaries of Holdings listed under the caption “GUARANTORS” on the signature pages hereto and each Subsidiary of Holdings that becomes a Guarantor after the date hereof pursuant to Section 6.12 (each a “Guarantor” and collectively the “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, SILICON VALLEY BANK, as Syndication Agent and HSBC BANK USA, N.A. as Documentation Agent.

PRELIMINARY STATEMENTS:

The Borrowers have requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

Prior to the date of this Agreement, the Borrowers and the Guarantors on the one hand and Bank of America, N.A. as the Administrative Agent, and the lenders party thereto entered into that certain Credit Agreement, dated as of October 19, 2011 (as amended and in effect, the “Original Credit Agreement”), pursuant to which the lenders party thereto provided the Borrowers and Guarantors with certain financial accommodations.

In accordance with 11.01 of the Original Credit Agreement, the Borrowers, the Guarantors, the Lenders and the Administrative Agent desire to amend and restate the Original Credit Agreement as provided herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms

As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 11.19.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the purposes of Section 7.08, an “Affiliate” shall be deemed to mean, with respect to any Person, any other Person that owns more than 15% of the voting equity securities of the first Person having the right to elect the board of directors.

“Affiliated Lender” has the meaning specified in Section 11.06(b)(vii).

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term Facility, the aggregate amount of the Term Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.

“Agreement” means this Amended and Restated Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.20.

“Ancillary Document Confirmation” means the Confirmation and Amendment of Ancillary Loan Documents dated as of the Restatement Date by and among the Loan Parties and the Agent.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, (a) from the Restatement Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending March 29, 2013, 0.30% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Fee Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	< 1.0:1.0	0.25%
2	≥ 1.0:1.0 but < 1.5:1.0	0.30%
3	≥ 1.5:1.0 but < 2.0:1.0	0.375%
4	≥ 2.0:1.0 but < 2.5:1.0	0.50%
5	≥ 2.5:1.0	0.625%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) prior to the Restatement Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means in respect of the Term Facility and the Revolving Credit Facility, (a) from the Restatement Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending March 29, 2013, 1.25% per annum for Base Rate Loans and 2.25% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	< 1.0:1.0	2.00%	1.00%
2	≥ 1.0:1.0 but < 1.5:1.0	2.25%	1.25%
3	≥ 1.5:1.0 but < 2.0:1.0	2.50%	1.50%
4	≥ 2.0:1.0 but < 2.5:1.0	2.75%	1.75%
5	≥ 2.5:1.0	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders and the Required Revolving Lenders, Pricing Level 5 shall apply to the applicable Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in Euros, the local time in the place of settlement for Euros as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to either the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Restatement Date to the Maturity Date for the Revolving Credit Facility.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market; provided that with respect to L/C Obligations denominated in Euros, “Business Day shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Canadian Security Agreement” means, collectively, a security agreement and a pledge agreement, each dated as of the Closing Date, governed by Canadian law and securing the assets of the Loan Parties organized under Canadian Law, in substantially the form of Exhibit G-3 to the Original Credit Agreement, each duly executed by each applicable Loan Party, as the same may be supplemented, modified, amended and/or restated or replaced from time to time.

“Capital Expenditures” means for any period, for Holdings and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be. Further, any expenditures that constitute all or a portion of a Permitted Acquisition or other Investment permitted hereunder or are financed with the proceeds of Indebtedness permitted under Section 7.02(f) of this Agreement, shall not be included for purposes of calculating Consolidated Fixed Charge Coverage Ratio.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Borrower or any Subsidiary free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Investments, classified in accordance with GAAP as current assets of any Borrower or any Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, or the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and

(e) any Investment in certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof; provided in each case that such Investment matures within one year from the date of acquisition thereof by such Foreign Subsidiary.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b) except to the extent permitted under Section 7.04, Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in each Borrower; or

(c) except to the extent permitted under Section 7.04 or Section 7.05, Holdings shall cease to have the power, directly or indirectly, to direct or cause the direction of the management or policies of each Borrower or any Guarantor (other than Holdings), whether through the ability to exercise voting power, by contract or otherwise.

“Closing Date” means the closing date of the Original Credit Agreement, October 19, 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the equipment, inventory or other Property of a Loan Party, providing the Administrative Agent with the right to receive notices of default, the right to repossess such equipment, inventory or other Property at any time and such other rights as may be requested by the Administrative Agent in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Documents” means, collectively, the Security Agreement, the UK Security Agreement, the Canadian Security Agreement, each Intellectual Property Security Agreement (including IP Security Agreement Supplements), the Equity Interest Pledge Agreements, the Mortgages, each of the Security Agreement Supplements, each of the Collateral Access Agreements, the Ancillary Document Confirmation, any security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for any Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income with respect to such period: (i) Consolidated Interest Charges and, to the extent not reflected in such Consolidated Interest Charges, (A) fees, expenses and charges incurred in respect of financing activities (including commissions, discounts and closing fees) during such period and (B) payments made in respect of Swap Contracts permitted hereunder entered into for the purpose of hedging interest rate risk during such period; (ii) the provision for federal, state, local and foreign income and other similar taxes for such period, including all taxes reported as “income taxes” on Holding’s consolidated financial statements for such period; (iii) depreciation and amortization expense for such period; (iv) unusual or non-recurring charges, including (x) restructuring charges from ongoing operations and divestitures (I) in an amount not to exceed $10,000,000 in the aggregate during any Measurement Period from the Restatement Date through June 30, 2013 and (II) in an amount not to exceed $5,000,000 in the aggregate during any Measurement Period thereafter, and (y) restructuring charges, fees, expenses and charges incurred in respect of acquisitions, equity issuances, indebtedness and investments (whether or not consummated), for which consent from Lenders is not otherwise required under the terms of this Agreement, in an amount not to exceed $7,500,000 in the aggregate during any Measurement Period; (v) Non-Cash Charges minus (b) without duplication and to the extent included in determining Consolidated Net Income for such period, (i) non-cash income or gains, all as determined in accordance with GAAP and (ii) earnings from equity method investments less the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as dividend or other distribution.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the sum of (x) the aggregate amount of all cash Capital Expenditures plus (y) the aggregate amount of Federal, state, local and foreign income taxes paid in cash to (b) the sum of (i) Consolidated Interest Charges paid in cash, (ii) the aggregate scheduled amortization payments under Section 2.07(a) (regardless of whether optional prepayments under Section 2.05(a) were applied to such installments), for so long as any amounts are outstanding under the Term Loan Facility, (iii) the aggregate principal amount of all other regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money (including regularly scheduled payments under any Capitalized Leases, except for the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP), but excluding any voluntary repayments and redemptions to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02, and (iv) the aggregate amount of all Restricted Payments made pursuant to Sections 7.06(d) or (e), in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder and any Permitted Subordinated Debt) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Purchase Money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary, in the cases of clauses (a), (b) and (d), to the extent any of such obligations would appear as a liability on the face of a balance sheet of Holdings prepared in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“continuing” and “continuance of” and “existence of” mean, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as determined in good faith by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Lead Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding, or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date of the Term Loans at the time such Equity Interest is first issued.

“Documentation Agent” means HSBC Bank USA, N.A. in its capacity as documentation agent under this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Euros, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euros.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Domestic Loan Party” means any Loan Party organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, the Amsterdam Treaty of 1997, the Nice Treaty of 2001 and the Lisbon Treaty of 2007.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interest Pledge Agreements” means all debentures, share pledge agreements or other similar agreements among any Loan Party and the Administrative Agent, providing for a pledge of the shares of such Loan Party’s Subsidiaries (the “Foreign Pledgees”) to the Secured Parties as Collateral for the Obligations, along with any related parallel debt agreements that may be required under the law of the jurisdiction of formation of such Foreign Pledgees.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any

ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(c) of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the commencement of proceedings by the PBGC to terminate a Pension Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the imposition of any liability under Title IV of ERISA with respect to a Pension Plan or a Multiemployer Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euros as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euros with Dollars.

“Eurodollar Rate” means,

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined in good faith by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined in good faith by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Availability” means, at any time, unrestricted cash on the balance sheet of Holdings and its Subsidiaries at such time plus the difference of (a) the Revolving Credit Facility at such time minus (b) Total Revolving Credit Outstandings at such time.

“Excluded Subsidiary” means (a) each Foreign Subsidiary, (b) each Domestic Subsidiary that is not a wholly owned Subsidiary for so long as such Subsidiary is not a wholly owned Subsidiary, (c) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (d) each Immaterial Subsidiary, (e) each Domestic Subsidiary acquired after the Closing Date to the extent that such Domestic Subsidiary is prohibited by, or unable to obtain a required consent or approval after commercially reasonable efforts to do so under, any applicable contractual obligation (which contractual obligation was in effect prior to the acquisition of such Person and was not entered into in contemplation of such acquisition) or any applicable Laws from guaranteeing the Obligations and (f) each Foreign Subsidiary Holding Company.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), (x) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (y) as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such recipient having executed, delivered or received a payment under, or enforced, this Agreement), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Borrower is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a recipient that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 11.14), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii) (determined without regard to any exception in Section 3.01(e)(ii) relating to whether such Foreign Lender is legally entitled to comply with the provisions of Section 3.01(e)(ii)), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 3.01(a)(ii) and (e) any Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit issued under the Original Credit Agreement and described in Schedule 1.01.

“Existing Loan Documents” means the Loan Documents (as such term is defined in the Original Credit Agreement).

“Existing Maturity Date” has the meaning specified in Section 2.14(a).

“Existing Revolving Credit Commitments” means the Revolving Credit Commitments (as such term is defined in the Original Credit Agreement) of the Existing Revolving Credit Lenders under the Original Credit Agreement.

“Existing Revolving Credit Lender” means a Revolving Credit Lender (as such term is defined in the Original Credit Agreement) under the Original Credit Agreement.

“Existing Revolving Credit Loans” means the Revolving Credit Loans (as such term is defined in the Original Credit Agreement) of the Existing Revolving Credit Lenders under the Original Credit Agreement.

“Existing Term Lender” means a Term Lender (as such term is defined in the Original Credit Agreement) under the Original Credit Agreement.

“Existing Term Loans” means the Term Loans (as such term is defined in the Original Credit Agreement) of the Existing Term Lenders under the Original Credit Agreement.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person out of the proceeds of property or casualty insurance or condemnation awards (and payments in lieu thereof).

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Restatement Date, among the Lead Borrower and the Administrative Agent.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is organized or resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Pledgees” has the meaning specified in the definition of Equity Interest Pledge Agreements.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary substantially all of whose assets consist of Equity Interests in CFCs.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, the Subsidiaries of Holdings listed on Schedule 6.12 and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with the Holdings Guaranty and each other guaranty and guaranty supplement, substantially in the form of Exhibit F-1, executed and delivered by a Subsidiary to the Administrative Agent pursuant to Section 6.12.

“Hazardous Materials” means all substances, pollutants or wastes that are defined, listed or regulated under Environmental Law as “hazardous” or “toxic” or “pollutants” (or terms of similar intent or meaning) including, but not limited to, explosive or radioactive substances, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Holdings Guaranty” means the Guaranty made by Holdings, substantially in the form of Exhibit F-2 to the Original Credit Agreement, executed and delivered by Holdings on the Closing Date.

“Immaterial Subsidiary” means on any date, any Subsidiary that did not, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, have, individually or collectively with all other Domestic Subsidiaries which are wholly-owned by any Loan Party but are not Guarantors, either (i) assets with a value in excess of 1.0% of total assets of, or (ii) revenues in an amount in excess of 1.0% of the total revenues of, Holdings and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ended on such day.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Revolving Credit Loan” means each Revolving Credit Loan deemed made on the Restatement Date pursuant to Section 2.01(b).

“Intellectual Property Security Agreement” means, collectively, each Copyright Security Agreement, each Patent Security Agreement, and each Trademark Security Agreement (as each such term is defined in the Security Agreement), together with each IP Security Agreement Supplement, in each case as amended from time to time.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Lead Borrower and consented to by all the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Inventory” has the meaning specified in Section 1 of the Security Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. If any Borrower or any Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Subsidiary (in a Disposition permitted hereunder) such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by such Borrower or such Subsidiary in such person remaining after giving effect thereto will not be deemed to be a new Investment at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

“IP Rights” has the meaning specified in Section 5.17.

“IP Security Agreement Supplement” any Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement (as each term is defined in the Security Agreement) executed after the Closing Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.20.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be issued in Dollars or in Euros.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty (including the Holdings Guaranty), (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document; and (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of 5% or more in any fiscal year of the aggregate annual revenues of Holdings and its Subsidiaries for the immediately preceding fiscal year and which contract, if terminated prior to its stated expiration date, could reasonably be expected to have a Material Adverse Effect.

“Material Properties” means the real properties of the Loan Parties (a) as of the Closing Date, located in Mukilteo, WA, Orlando, FL and East Setauket, NY, along with (b) any additional real property owned in fee and acquired after the Closing Date with a fair market value in excess of $5,000,000 and designated by the Administrative Agent as a “Material Property.”

“Maturity Date” means the earliest of (a) with respect to the Revolving Credit Facility, the earliest of (x) December 27, 2017 (or, if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section), (y) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (z) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) with respect to the Term Facility, the earliest of (x) December 27, 2017 (or, if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section), (y) the date of prepayment of the Term Loans in full in cash pursuant to Section 2.05, and (z) the date of acceleration of the Loans pursuant to Section 8.02; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Holdings.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, each deed of trust, trust deed, deed to secure debt, or mortgage, executed by a Loan Party in favor of the Agent and covering the Material Properties, as the same may be amended, modified and/or replaced from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) the non-cash impact of acquisition method accounting, (d) non-cash losses attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging, (e) non-cash losses from Dispositions for such period and (f) other non-cash charges, expenses or charges, including expenses and costs that result from stock based awards, partnership interest based awards and similar incentive based awards or arrangements.

“New Revolving Credit Lender” means a Revolving Credit Lender that was not an Existing Revolving Credit Lender.

“Non-Extending Lender” has the meaning specified in Section 2.14(b).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice Date” has the meaning specified in Section 2.14(b).

“Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any issuance or sales of any Borrower’s or Holdings’ Equity Interests or contributions to any Borrower’s or Holdings’ capital, that such amount was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Lead Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated above.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the recitals.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Euros, the rate of interest per annum at which overnight deposits in Euros, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, other than a Multiemployer Plan.

“Permitted Acquisition” has the meaning specified in Section 7.03(j).

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Subordinated Debt” means unsecured Indebtedness of Holdings or any of its Subsidiaries; provided that

(a) there shall be no scheduled payments of principal in respect of such Indebtedness prior to 180 days after the Maturity Date,

(b) the final maturity of such Indebtedness shall not be earlier than 180 days after the Maturity Date, and

(c) such Indebtedness shall be subordinated in right of payment to the Obligations, and have payment blockage and standstill provisions with respect to exercise of remedies on terms that are reasonably acceptable to the Administrative Agent at the time of issuance thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in Section 5(i) of the Security Agreement.

“Pledged Interests” has the meaning specified in Section 1 of the Security Agreement.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Indebtedness” means Indebtedness of any Person incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of such Person.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Receivables” means “Accounts” as defined in Section 1 of the Security Agreement.

“Reduction Amount” has the meaning specified in Section 2.05(b)(viii).

“Refinanced Term Loans” has the meaning specified in Section 11.01.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Term Loans” has the meaning specified in Section 11.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, two or more Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, two or more Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, two or more Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Responsible Officer” means (a) with respect to the Lead Borrower or Holdings, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Loan Party and (b) for non-financial matters, and for any Loan Party other than the Lead Borrower or Holdings, any other senior executive officer of the applicable Loan Party so designated by any of the foregoing officers listed in clause (a) of this definition in a notice to the Administrative Agent and certified by such foregoing officer(s) to be duly authorized under such Loan Party’s Organization Documents. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date” means the first date all the conditions precedent in Sections 4.01 and 4.02 are satisfied or waived in accordance with Section 11.01.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means with respect to any Letter of Credit denominated in Euros, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any such Letter of Credit, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the security agreement executed as of the Closing Date, in substantially the form of Exhibit G-1 to the Original Credit Agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended.

“Security Agreement Supplement” means a “Joinder” under and as defined in the Security Agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for any currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Euros.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means Silicon Valley Bank in its capacity as syndication agent under this Agreement.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); provided that the amount of any obligation in respect of any sale-leaseback transaction shall be the present value, discounted in accordance with GAAP (as in effect on the date hereof) at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, (a) on or prior to the Restatement Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means at any time, (a) on or prior to the Restatement Date, any Lender that has a Term Commitment at such time and (b) at any time after the Restatement Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender, evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-2.

“Threshold Amount” means $5,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party,

(b) the refinancing of certain outstanding Indebtedness of the Borrowers and their Subsidiaries and the termination of all commitments with respect thereto, and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Security Agreement” means the security agreement dated as of the Closing Date and governed by United Kingdom law securing the assets of the Loan Parties organized under United Kingdom Law, in substantially the form of Exhibit G-2 to the Original Credit Agreement, as the same may be supplemented, modified, amended and/or restated or replaced from time to time.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

1.02 Other Interpretive Provisions

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof,” “hereto” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding

Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Exchange Rates; Currency Equivalents Generally

(a) Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars.

(b) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Euros, such amount shall be the Euro Equivalent of such Dollar amount (rounded to the nearest Euro, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans

(a) The Term Borrowing.

(i) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrowers on the Restatement Date in an amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(ii) Proceeds of the Term Loans shall be applied as follows:

(A) First, to repay the Existing Term Loans in full, together with accrued interest thereon and any amounts payable under Section 3.05 of the Original Credit Agreement;

(B) Second, to repay the Existing Revolving Credit Loans in full, together with accrued interest thereon and any amounts payable under Section 3.05 of the Original Credit Agreement; and

(C) Last, to the Borrowers.

(iii) In connection with the foregoing, each Existing Term Lender and each Existing Revolving Lender shall return any notes issued to such Lender to the Administrative Agent for cancellation. The Administrative Agent shall promptly return such notes to the Borrowers once cancelled.

(b) The Revolving Credit Borrowings.

(i) Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Term Facility or Revolving Credit Facility, as the case may be, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension,

Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the continuance of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Credit Facility.

(f) Anything in this Section 2.02 to the contrary notwithstanding, the Borrowers may not select the Eurodollar Rate for the initial Credit Extension.

2.03 Letters of Credit

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Euros for the account of the Borrowers or their Subsidiaries that are Guarantors, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers or their Subsidiaries that are Guarantors and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the

Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or Euros;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of

Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Euros, the Borrowers shall reimburse the L/C Issuer in Euros, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Lead Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Euros, the L/C Issuer shall notify the Lead Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Euros (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Euros) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related

Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the Euro to any Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of their Subsidiaries.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary that is a Guarantor, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any Guarantor inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of the other Loan Parties.

2.04 Swing Line Loans

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their offices by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Lead Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments

(a) Optional.

(i) Subject to the last sentence of this Section 2.05(a)(i), the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in direct order of maturity (unless otherwise directed by the Lead Borrower), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) If any Loan Party or any of its Domestic Subsidiaries Disposes of any property pursuant to Section 7.05(l) which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided, however, that, at the election of the Borrowers (as notified by the Lead Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets used or useful in the business of the Loan Parties so long as within 365 days after the receipt of such Net Cash Proceeds, either (x) such purchase shall have been consummated or (y) a binding definitive agreement for such purchase shall have been entered into and such purchase shall have been consummated within 180 days after such binding definitive agreement, in each of cases (x) and (y) as certified by the Lead Borrower in writing to the Administrative Agent; and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i).

(ii) [Intentionally Omitted].

(iii) Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (viii) below).

(iv) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Domestic Subsidiaries, and not otherwise included in clause (i) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrowers (as notified by the Lead Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 365 days after the receipt of such cash proceeds either (x) to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received or to the acquisition of assets used or useful in the business of the Loan Parties or (y) enter into a binding definitive agreement for such replacement, repair or acquisition and such replacement, repair or acquisition shall have been completed within 180 days after such binding definitive agreement; and provided, further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, to the Term Facility and to the principal repayment installments thereof (including, for the avoidance of doubt, the payment on the Maturity Date with respect to the Term Facility) in inverse order of maturity and, second, to the Revolving Credit Facility in the manner set forth in clause (viii) of this Section 2.05(b).

(vi) Notwithstanding any of the other provisions of clause (i), (iii) or (iv) of this Section 2.05(b), so long as no Default under Section 8.01(a) or Section 8.01(f), or Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (i), (iii) or (iv) of this Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $1,000,000, the Borrowers may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (i), (iii) or (iv) of this Section 2.05(b) to be applied to prepay Loans exceeds $1,000,000. During such deferral period the Borrowers may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of a Default under Section 8.01(a) or Section 8.01(f), or an Event of Default during any such deferral period, the Borrowers shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the Borrowers and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b) (without giving effect to the first and second sentences of this clause (vi)) but which have not previously been so applied.

(vii) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, in either such case, the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(viii) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrowers for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.06(b)(ii) and Section 2.06(b)(iii). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

2.06 Termination or Reduction of Commitments

(a) Optional. The Borrowers may, upon notice provided by the Lead Borrower to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(i), (iii) or (iv) by an amount equal to the applicable Reduction Amount.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans

(a) Term Loans. The Borrowers shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
January 15, 2013	$1,875,000
April 15, 2013	$1,875,000
July 15, 2013	$1,875,000
October 15, 2013	$1,875,000
January 15, 2014	$1,875,000
April 15, 2014	$1,875,000
July 15, 2014	$1,875,000
October 15, 2014	$1,875,000
January 15, 2015	$1,875,000
April 15, 2015	$1,875,000
July 15, 2015	$1,875,000
October 15, 2015	$1,875,000
January 15, 2016	$1,875,000
April 15, 2016	$1,875,000
July 15, 2016	$1,875,000
October 15, 2016	$1,875,000
January 15, 2017	$1,875,000
April 15, 2017	$1,875,000
July 15, 2017	$1,875,000
October 15, 2017	$1,875,000

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08 Interest

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the

Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default is continuing, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees.

(i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each

Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.17, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant in compliance with Section 11.06.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Extension of Maturity Date in respect of Term Loans or Revolving Credit Facility

(a) Requests for Extension. The Borrowers may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to the Maturity Date then in effect hereunder in respect of any Facility (the “Existing Maturity Date”), request that each applicable Lender extend such Lender’s Maturity Date in respect of such Facility for an additional 364 days from the Existing Maturity Date.

(b) Lender Elections to Extend. Each Lender under the applicable Facility, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Existing Maturity Date and not later than the date (the “Notice Date”) that is 20 days prior to the Existing Maturity Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender under the applicable Facility to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers of each Lender’s determination under this Section no later than the date 15 days prior to the Existing Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrowers shall have the right to replace each Non-Extending Lender with, and add as Lenders under the applicable Facility under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment

Lender”) as provided in Section 11.14; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Revolving Credit Commitment or a Term Loan (and, if any such Additional Commitment Lender in respect of the Revolving Credit Facility is already a Revolving Credit Lender, its Revolving Credit Commitment shall be in addition to any other Revolving Credit Commitment of such Lender hereunder on such date; if any such Additional Commitment Lender in respect of the Term Facility is already a Term Lender, its Term Loan shall be in addition to any other Term Loan of such Lender).

(e) Minimum Extension Requirement. If (and only if) the total of the Revolving Credit Commitments of the Revolving Credit Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Revolving Credit Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Existing Maturity Date, then, effective as of the Existing Maturity Date, the Maturity Date in respect of the Revolving Credit Facility of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Revolving Credit Lender” for all purposes of this Agreement.

(f) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Maturity Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Lead Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists. In addition, on the Maturity Date of each Non-Extending Lender, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.15 Increase in Revolving Credit Facility

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the

Borrowers may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests, when aggregated with any increases under Section 2.16) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

(b) Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(c) Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrowers and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Lead Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists. The Borrowers shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16 Increase in Term Facility

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Term Lenders), the Borrowers may from time to time, request an increase in the Term Loans or a new tranche of Term Loans (an (“Incremental Tranche”) by an amount (for all such requests, when aggregated with any increases under Section 2.15) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000. At the time of the Lead Borrower sending such notice, the Lead Borrower, on behalf of the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Term Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Term Lenders).

(b) Lender Elections to Increase. Each Term Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term Loans or participate in the Incremental Tranche and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Term Lender’s Applicable Percentage in respect of the Term Facility) of such requested increase. Any Term Lender not responding within such time period shall be deemed to have declined to increase its Term Loans.

(c) Notification by Administrative Agent; Additional Term Lenders. The Administrative Agent shall notify the Borrowers and each Term Lender of the Term Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Term Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Term Loans are increased or an Incremental Tranche is added in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Term Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Term Lenders of the final allocation of such increase or Incremental Tranche and the Term Increase Effective Date. As of the Term Increase Effective Date, (a) for an increase in the Term Loans, the amortization schedule for the Term Loans set forth in Section 2.07(b) shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Term Increase Effective Date, pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, each Borrower, each participating Term Lender, if any, each additional lender, if any, and the Administrative Agent or (b) such Incremental Tranche (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (ii) shall not mature earlier than the Maturity Date and shall have a weighted average life to maturity no shorter than the weighted average life to maturity of the Term Loans (except by virtue of amortization of or prepayment of such Term Loans prior to such date of determination) and (iii) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that the interest rates and amortization schedule (subject to clause (ii) above) applicable to the Incremental Tranche shall be determined by the Borrowers and the lenders thereof pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, each Borrower, each participating Term Lender, if any, each additional lender, if any, and the Administrative Agent; provided further that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount that are paid to all Lenders (and not any one Lender) providing such Incremental Tranche) relating to any Incremental Tranche exceeds the Applicable Rate relating to the existing Term Loans immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50%, the Applicable Rate relating to the existing Term Loans shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount that are paid to all Lenders (and not any one Lender) providing such Incremental Tranche) relating to such Incremental Tranche minus 0.50%.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Lead Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Term Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default or Event of Default exists and (C) the final maturity date of the additional Term Loans is no earlier than the Maturity Date applicable to the Term Loan Facility and the weighted average life to maturity of the additional Term Loans is no earlier than the weighted average life to maturity of the Term Loan Facility. The additional Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.17 Cash Collateral

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any

Letter of Credit and such drawing has resulted in an L/C Borrowing, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 100% of such Outstanding Amount, or (ii) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 105% of such Outstanding Amount. At any time that there shall exist a Defaulting Lender, promptly following the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower, any other Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower, such other Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower, any other Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Borrower or such other Loan Party, as the case may be, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions on account of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers and Other Loan Parties. Without limiting the provisions of subsection (a) above, each Borrower and each other Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, each Borrower and each other Loan Party shall, and do hereby, jointly and severally, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by any Borrower, any other Loan Party or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, severally indemnify the Administrative

Agent, and shall make payment in respect thereof within 20 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to any Borrower, any other Loan Party or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Lead Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower, any other Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower and such other Loan Party shall each deliver to the Administrative Agent or the Administrative Agent shall deliver to the Lead Borrower and Holdings, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Lead Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Lead Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the applicable Borrower, the applicable other Loan Party or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes (including withholding under FATCA), (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers or other Loan Party, as the case may be pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes (including withholding under FATCA) in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if any Borrower or any other Loan Party, as the case may be is resident for tax purposes in the United States, or any payments made by or on account of any obligation of any Borrower or Loan Party hereunder or under any other Loan Document constitute income from sources within the United States for U.S. federal income tax purposes,

(A) any Lender, the L/C Issuer or the Administrative Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Person becomes a party to this Agreement executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent, as the case may be, to determine whether or not such Person is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate in the form of Exhibit J and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;

(C) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA

(including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause Section 3.01(e)(ii)(C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender shall promptly (A) notify the Lead Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower, any other Loan Party or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or any other Loan Party, as the case may be or with respect to which any Borrower or any other Loan Party, as the case may be has paid additional amounts pursuant to this Section, it shall pay to such Borrower or such other Loan Party, as the case may be an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or such other Loan Party, as the case may be under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower or such other Loan Party, as the case may be, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower or such other Loan Party, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower, any other Loan Party or any other Person.

3.02 Illegality

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the Eurodollar Rate component in determining the Base Rate shall be disregarded, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for any Indemnified Taxes or Other Taxes, which are covered by Section 3.01 and any Excluded Taxes); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.14;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.14.

3.07 Survival

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

3.08 Designation of Lead Borrower as Borrowers’ Agent

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent and attorney-in-fact to (i) obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement, (ii) to provide Administrative Agent with all other notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (iii) to take such action as the Lead Borrower deems appropriate on their behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. As the disclosed principal for its agent, each Borrower shall be obligated to each Secured Party on account of Credit Extensions so made as if made directly by the applicable Person to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents. Such appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower and each other Loan Party that such appointment has been revoked and that another Borrower has been appointed Lead Borrower.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent, nor any other Secured Party shall have any obligation to see to the application of such proceeds therefrom.

(d) Each Lender and Administrative Agent agree to provide all notices hereunder to the Lead Borrower, and each Borrower agrees that notices delivered to the Lead Borrower shall be deemed to have been delivered to all Borrowers simultaneously.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver in accordance with Section 11.01 of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Date):

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii) a Note executed by the Borrowers in favor of Bank of America and each other Lender requesting a Note;

(iii) an Ancillary Document Confirmation, along with:

(A) completed requests for information, dated on or before the date of the initial Credit Extension, listing all other effective financing statements filed in all jurisdictions that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement that name any Loan Party as debtor, together with copies of such financing statements as have been filed since the Closing Date,

(B) evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken;

(iv) a certificate of an authorized officer of each Loan Party, attaching: (a) either (x) a copy of the articles or certificate of incorporation of such Loan Party certified as of a recent date by the Secretary of State of the state of organization (or comparable official in the United Kingdom and Canada) of such Loan Party or (y) a certification by a Responsible Officer of such Loan Party that no changes have been made to such articles or certificate since the Closing Date, in either case together with certificates of such official attesting to the valid existence, good standing and qualification to engage in business in such Loan Party’s jurisdiction of organization; (b) either (x) the bylaws or operating agreement (or equivalent such constitutional document), as applicable, of such Loan Party as in effect on the date of such certification or (y) a certification by a Responsible Officer of such Loan Party that no changes have been made to such bylaws or operating agreement since the Closing Date; and (c) such certificates of resolutions or other action, incumbency and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v) a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent;

(vi) a favorable opinion of local counsel to the Loan Parties in each jurisdiction of organization of any Loan Party, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent;

(vii) [Intentionally Omitted];

(viii) a certificate, substantially in the form of Exhibit K, signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix) a certificate, substantially in the form of Exhibit L, from each Loan Party attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its chief financial officer or other Responsible Officer;

(x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b) (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Restatement Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Restatement Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d) No changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Administrative Agent or the Lenders regarding Holdings and its Subsidiaries or the Transaction after December 31, 2011 that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the Facilities or any other aspect of the Transaction.

(e) There shall be no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of their Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) No Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; except for conflicts or breaches which could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) those which have been duly obtained, taken, given or made and are in full force and effect, (ii) those required under agreements that a Loan Party is permitted to execute pursuant to this Agreement, (iii) those required by applicable law or regulation, and (iv) those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principals of equity.

5.05 Financial Statements; No Material Adverse Effect

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) except as disclosed in Schedule 5.05, show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated September 30, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated pro forma balance sheet of Holdings and its Subsidiaries as at September 30, 2012, and the related consolidated pro forma statements of income and cash flows of the Borrowers and their Subsidiaries for the 6 months then ended, certified by the chief financial officer or treasurer of the Lead Borrower, copies of which have been furnished to each Lender, fairly present the consolidated pro forma financial condition of Holdings and its Subsidiaries as at such date and the consolidated pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

(e) The consolidated forecasted balance sheet, and statements of income and cash flows of Holdings and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Lead Borrower’s best estimate of its future financial condition and performance.

5.06 Litigation

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of their Subsidiaries or against any of their properties or revenues that (a) could reasonably be expected to materially adversely affect the rights and remedies of the Administrative Agent and/or the Lenders under this Agreement or any other Loan Document, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments

(a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Liens permitted by the Loan Documents and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof (or the date of any updated schedules delivered pursuant to Section 6.02(h)) the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)

(i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee, showing as of the date hereof (or the date of any updated schedules delivered pursuant to Section 6.02(h)) the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of any Borrower, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principals of equity.

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor, showing as of the date hereof (or the date of any updated schedules delivered pursuant to Section 6.02(h)) the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of any Borrower, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principals of equity and except as could not reasonably be expected to have a Material Adverse Effect.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof (or the date of any updated schedules delivered pursuant to Section 6.02(h)), showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance

(a) Except as otherwise set forth in Schedule 5.09, the Borrowers and their Subsidiaries operate their respective businesses and properties in material compliance with Environmental Laws and Environmental Permits and none of the Borrowers or their Subsidiaries are subject to Environmental Liability that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently or, to the knowledge of any Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the knowledge of any Borrower, there are and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Borrower, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that, in either case would require any material reporting, investigation, assessment, remediation or response action; (iii) there is no friable asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that is not being maintained in material compliance with applicable Environmental Laws or requires abatement or removal; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or to the knowledge of any Borrower formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner or quantity that would require any material reporting, investigation, assessment, remediation or response action.

(c) Except as otherwise set forth on Schedule 5.09, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any material investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that could not reasonably be expected to result in material liability to any Loan Party or any of its Subsidiaries.

5.10 Insurance

The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.

5.11 Taxes

Holdings and its Subsidiaries have filed all foreign, Federal and state income tax returns and reports and other material tax returns and reports required to be filed, and have paid all foreign, Federal and state income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Neither Holdings nor any Subsidiary has received written notice of any proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance

(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan (other than a Multiemployer Plan) is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code (or, where there is no determination letter but the Pension Plan is based upon a master and prototype or volume submitter form, the sponsor of such form has received a current advisory opinion as to the form upon which any Borrower or any ERISA Affiliate is entitled rely under applicable Internal Revenue Service procedures), or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of any Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than any Multiemployer Plan) that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of any Borrower, there are no pending or threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of any Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred with respect to any Pension Plan, (ii) to the best knowledge of any Borrower, no ERISA Event has occurred with respect to any Multiemployer

Plan, (iii) no Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (iv) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (v) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vii) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except with respect to each of the foregoing clauses of this Section 5.12(c), as would not reasonably be expected, individually or in the aggregate, to result in any material liability.

(d) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”), as of the later of (x) the date of the Audited Financial Statements and (y) the most recent audited financial statements delivered pursuant to Section 6.01(a):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13 Subsidiaries; Equity Interests; Loan Parties

As of the Restatement Date (or the date of any updated schedules delivered pursuant to Section 6.02(h) or any supplements delivered pursuant to Section 6.12(a)(i)), no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in each Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Restatement Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. As of the Restatement Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a) (or pursuant to Section 4.01(a) of the Original Credit Agreement, as applicable) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act

(a) No Borrower is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock or any margin security (within the meanings of Regulation U and Regulation T, respectively, issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) No Borrower, no Person Controlling any Borrower, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure

The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (such ownership or right to use, collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 5.17 is a complete and accurate list of all such IP Rights registered or pending registration with the United Stated Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Restatement Date or the date of any updated schedules delivered in accordance with Section 6.02(h) or any supplements delivered pursuant to Section 6.12(a)(i). Except for such claims and infringements asserted or pending that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending against any Loan Party by any Person challenging or questioning the use of any of such Loan Party’s IP Rights or the validity or enforceability of any of such Loan Party’s IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of any Borrower, the use of any IP Rights (including the licensing of any such IP Rights) by any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Restatement Date or the date of any supplements delivered pursuant to Section 6.12(a)(i), none of the material IP Rights of any Loan Party or any of its Subsidiaries is subject to any licensing agreement or similar arrangement to which such Loan Party is party other than (i) non-exclusive licenses granted in the ordinary course of business and (ii) as set forth on Schedule 5.17.

5.18 Solvency

Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19 Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters

There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Borrower or any of their Subsidiaries as of the Restatement Date and neither any Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 Collateral Documents

The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22 Subordination of Permitted Subordinated Debt.

The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any documentation governing Permitted Subordinated Debt.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations in each case with respect to which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements

Deliver to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings (commencing with the fiscal year ended December 31, 2012), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or resulting from an upcoming maturity date with respect to any Indebtedness of any Loan Party (including Indebtedness under this Agreement) occurring within one year from the time such report and opinion are delivered);

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended March 29, 2013), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event no more than 60 days after the end of each fiscal year of Holdings, an annual business plan and budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Lead Borrower of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date for the Term Facility occurs), in the form prepared for the board of directors of the Lead Borrower.

The obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information by furnishing Holdings’ Form 10-K or 10-Q, as applicable, filed with the SEC; provided that if Holdings is no longer filing such forms, the financial information delivered pursuant to paragraphs (a) and (b) must be in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrowers shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information

Deliver to the Administrative Agent and each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2012), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) as soon as available, but in any event within 30 days after the end of each fiscal year of Holdings, current certificates of property and liability insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) promptly after the assertion or occurrence thereof, notice of any action or proceeding against any Loan Party or any of its Subsidiaries of any liability under Environmental Law or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(h) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property disposed of by any Loan Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedule 5.17, setting forth (A) a list of registration numbers for all patents, trademarks, service marks and copyrights awarded by the United States Copyright Office or the United States Patent and Trademark Office to any Loan Party or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications and copyright applications submitted by any Loan Party or any Subsidiary thereof to the United States Copyright Office or the United States Patent and Trademark Office during such fiscal year and the status of each such application; and (iii) a report supplementing Schedules 5.08(e) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Lead Borrower and to be in a form reasonably satisfactory to the Administrative Agent, and, where applicable, accompanied by deeds of trust, trust deeds, deeds to secure debt, mortgages, Security Agreement Supplements, or IP Security Agreement Supplements executed by the applicable Loan Party; and

(i) promptly, to the extent permitted by (i) the confidentiality provisions of any agreement applicable to any Loan Party or any Subsidiary thereof, or (ii) any applicable attorney-client privilege, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as the Borrowers are the issuers of any outstanding debt or equity securities that are registered or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws

(provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices.

(a) Promptly notify the Administrative Agent and each Lender of the occurrence of any Default;

(b) Promptly (and in any event, within five Business Days of any Borrower’s knowledge thereof) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including to the extent it has resulted or could reasonably be expected to result in a Material Adverse Effect, the following: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) Promptly (and in any event, within five Business Days of any Borrower’s knowledge thereof) notify the Administrative Agent and each Lender of (i) the occurrence of any ERISA Event, or (ii) if any Borrower or any ERISA Affiliate is notified that any Pension Plan or Multiemployer Plan to which any Borrower or any ERISA Affiliate contributes, or for which any Borrower or ERISA Affiliate has any liability or contingent liability, is considered to be an “at-risk” plan or a plan in “endangered’ or “critical” status within the meaning of Sections 430, 431, or 432 of the Code, or Sections 303, 304 or 305 of ERISA; and

(d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Lead Borrower referred to in Section 2.10(b).

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations

Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such

Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien permitted under Section 7.01); and (c) all Indebtedness in excess of the Threshold Amount, as and when due and payable, but subject to any applicable grace periods or subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence except in a transaction permitted by Section 7.04 or 7.05; (a) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its, except to the extent the failure to do so by a Subsidiary that is not a Guarantor could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance

Maintain with financially sound and reputable insurance companies not Affiliates of any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08 Compliance with Laws

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records

Maintain proper books of record and account, in which full, true and correct entries in a manner sufficient to prepare financial statements in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

6.10 Inspection Rights

Permit, to the extent permitted by (i) the confidentiality provisions of any agreement applicable to any Loan Party or any Subsidiary thereof, or (ii) any applicable attorney-client privilege, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that an officer of the Lead Borrower shall be provided reasonable opportunity to participate in any such discussion with the accountants; provided further such inspections shall be coordinated through the Administrative Agent so that in the absence of an Event of Default, not more than one such inspection shall occur in any calendar year. Notwithstanding the foregoing, when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11 Use of Proceeds

Use the proceeds of the Credit Extensions (i) for working capital, capital expenditures, Permitted Acquisitions and other transactions permitted under Section 7.03 and general corporate purposes not in contravention of any Law or of any Loan Document and (ii) to refinance indebtedness existing under the Original Credit Agreement.

6.12 Covenant to Guarantee Obligations and Give Security

(a) Upon the formation or acquisition of any new direct or indirect Subsidiary of Holdings (other than any Excluded Subsidiary) by any Loan Party, then the Borrowers shall, at the Borrowers’ expense:

(i) within 10 days after such formation or acquisition, cause such Subsidiary, along with all of its Subsidiaries that are not Excluded Subsidiaries, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement in the form of Exhibit F-1, guaranteeing the other Loan Parties’ obligations under the Loan Documents; provided that if any such Subsidiary is a direct Subsidiary of Holdings (other than an Excluded Subsidiary), such Subsidiary shall become a Borrower under this Agreement pursuant to an assumption agreement reasonably acceptable to the Administrative Agent,

(ii) within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of each such Subsidiary, in reasonable detail,

(iii) within 15 days after such formation or acquisition, cause each such Subsidiary to duly execute and deliver to the Administrative Agent (x) if any such Person owns any Material Properties, deeds of trust, trust deeds, deeds to secure debt, and mortgages, and (y) Security Agreement Supplements, IP Security Agreement Supplements (only with respect to any U.S. registrations and applications for registration of IP Rights included in the Collateral and excluding any “intent to use” trademark or service mark applications) (including delivery of all Pledged Interests in and of each such Subsidiary, and other security and pledge agreements, securing payment of all the Obligations of each such Subsidiary under the Loan Documents and constituting Liens on all such real and personal properties,

(iv) within 30 days after such formation or acquisition, cause each such Subsidiary to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of, and requested by, the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and

(vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each Material Property owned by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Material Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b) Upon the acquisition of any Material Property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrowers shall, at the Borrowers’ expense:

(i) within 10 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii) within 15 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, and mortgages in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, such real property title reports, environmental assessment reports, surveys, appraisals, flood zone certificates, evidence of compliance with zoning requirements and other reports and documents, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrowers shall, at the Borrowers’ expense:

(i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

(ii) within 15 days after such request, duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements (but not with respect to any Excluded Assets (as defined in the Security Agreement)), as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests and Pledged Debt in and of such Subsidiary, and other security and pledge agreements, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such request, take, and cause each Loan Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned in fee by any Loan Party or any Subsidiary, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

6.13 Compliance with Environmental Laws

Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Further Assurances

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.15 Material Contracts

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations in each case with respect to which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01 Liens

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c);

(c) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable (other than under ERISA) or delinquent and Liens (other than Liens under ERISA) for taxes, assessments or governmental charges or levies which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Liens created in the ordinary course of business and described in any of the following clauses:

(i) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(iii) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(iv) Liens on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements entered into in the ordinary course of business;

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods;

(vi) Liens in favor of Cash Management Banks securing Cash Management Agreements;

(vii) Liens of a collecting bank under Section 4-208 of the UCC covering only the items being collected upon;

(viii) Liens that are licenses of IP Rights granted by any Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

provided that the Liens described in any such clause (A) do not materially detract from the value of the property of the Loan Parties, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Loan Parties, taken as a whole and (B) if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(e) the filing of UCC financing statements in connection with operating leases or consignment of goods;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and in connection with Investments not otherwise prohibited by this Agreement; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens securing Indebtedness permitted under Section 7.02(i); provided that such Liens do not at any time encumber any Collateral; and

(k) the replacement, extension or renewal of any Lien permitted by clause (j) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

(l) Liens on property of a Person existing at the time such property is acquired pursuant to a Permitted Acquisition or Investment permitted hereunder in each case after the Restatement Date; provided that such Liens (i) do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon), (ii) are not created in anticipation or contemplation of such acquisition, merger or consolidation and (iii) the Indebtedness secured thereby is permitted under Section 7.02;

(m) Liens on any cash earnest money deposits made by a Loan Party in connection with any letter of intent or purchase agreement entered into with respect to a Permitted Acquisition or other Investment not otherwise prohibited by this Agreement;

(n) leases of the properties of any Loan Party, in each case entered into in the ordinary course of such Loan Party’s business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Loan Party or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(o) Landlords’ and lessors’ Liens in respect of rent and other lease obligations that are not past due by 90 days or which are being contested in good faith for which adequate reserves have been established in accordance with GAAP, which proceedings (or court orders entered into in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(p) Liens granted to Hedge Banks in respect of Swap Contracts permitted under Sections 7.02(h); and

(q) other Liens affecting property with an aggregate fair value not to exceed $5,000,000, provided that no such Lien shall extend to or cover any Collateral.

For the avoidance of doubt, Liens permitted in this Section 7.01 that secure any Indebtedness or other obligation of any other Person, whether or not such obligation is assumed by such Loan Party or such Subsidiary (or any right, contingent or otherwise, of any such Person holding such obligation to obtain any such Lien) shall only be permitted to the extent that the Guarantee (as determined under clause (b) of the definition of “Guarantee”) would be permitted under Section 7.02

7.02 Indebtedness

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Holdings or any of its Subsidiaries owed to Holdings or a wholly-owned Subsidiary of Holdings, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Security Agreement, (ii) be subordinated in rights of payment to the Obligations and (iii) be otherwise permitted under the provisions of Section 7.03;

(b) Indebtedness under the Loan Documents;

(c) Indebtedness outstanding on the date hereof and listed on Schedule 7.02

(d) Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace Indebtedness incurred pursuant to Sections 7.02(c), (d), (f) or (j) (“Refinanced Indebtedness”); provided that:

(i) the amount of such Refinanced Indebtedness is not increased at the time of such refinancing, refunding, renewal, extension or replacement except by an amount equal to a premium or other amounts paid, penalties and accrued and unpaid interest paid thereon and fees, including any closing fees and original issue discount and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder,

(ii) the direct or any contingent obligor with respect to such Refinanced Indebtedness is not changed, as a result of or in connection with such refinancing, refunding, renewal, extension or replacement,

(iii) the terms relating to principal amount, amortization, collateral (if any) and subordination (if any), and other material terms of any such refinancing, refunding, renewing, extending or replacing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are, taken as a whole and determined in good faith by a Responsible Officer of the Lead Borrower to be, no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to any such refinancing, refunding, renewing, extending or replacing Indebtedness does not exceed the then applicable market interest rate, and

(iv) such refinancing, refunding, renewing, extending or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness;

(e) Guarantees of any Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of any Borrower or any wholly-owned Subsidiary;

(f) Purchase Money Indebtedness and Attributable Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(g) Indebtedness of any Person that becomes a Subsidiary of Holdings and a Guarantor after the date hereof in pursuant to a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of Holdings (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of Holdings); and

(h) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, currency exchange rates or commodity prices and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(i) Indebtedness arising from agreements of Holdings or any of its Subsidiaries providing for indemnification, hold backs adjustment of purchase price or similar obligations (including earn-outs), non-compete agreements, deferred compensation or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds, in each case entered into in connection with Permitted Acquisitions, other Investments or Dispositions permitted by this Agreement;

(j) Permitted Subordinated Debt; so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom and (B) after giving pro forma effect to such incurrence of Indebtedness, Holdings and its Subsidiaries will be in pro forma compliance with the covenants set forth in Section 7.10

(k) Indebtedness assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom and (B) after giving pro forma effect to such assumption of Indebtedness, Holdings and its Subsidiaries will be in pro forma compliance with the covenants set forth in Section 7.10.

(l) Indebtedness consisting of promissory notes issued by any Borrower, Holdings or any Subsidiary of Holdings to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of Holdings permitted under Section 7.06(d);

(m) Indebtedness incurred in the ordinary course of business in respect of,

(i) Cash Management Agreements with Cash Management Banks and in connection with securities and commodities accounts,

(ii) overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements with respect to Foreign Subsidiaries,

(iii) performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees, return of money and similar obligations not in connection with money borrowed, including those incurred to secure health, safety and environmental obligations,

(iv) the endorsement of instruments for deposit or the financing of insurance premiums,

(v) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services,

(vi) deferred compensation or similar arrangements to employees of Holdings, any Subsidiary of Holdings or any direct or indirect parent thereof, either existing on the Restatement Date and disclosed in writing to the Administrative Agent and Lenders or entered into in connection with a Permitted Acquisition, and

(vii) obligations to pay insurance premiums or take or pay obligations contained in supply agreements.

(n) other unsecured Indebtedness of the Loan Parties in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; and

(o) other Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.02.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.02.

7.03 Investments

Make or hold any Investments, except:

(a) Investments held by Holdings and its Subsidiaries in the form of cash or Cash Equivalents and Investments that were cash or Cash Equivalents when made;

(b) Advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Holdings and its Subsidiaries in Loan Parties (other than Holdings), (iii) additional Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested pursuant to this subclause (iv) from the date hereof not to exceed $10,000,000;

(d) intercompany loans and advances to Holdings; provided that such intercompany loans and advances shall be unsecured and expressly subordinated in right of payment to the Obligations;

(e) Investments consisting of extensions of customer financing, credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Investments by any Loan Party in Swap Contracts permitted under Section 7.02;

(g) Investments made as a result of the receipt of non-cash consideration from a Disposition in compliance with Section 7.05;

(h) Guarantees permitted by Section 7.02;

(i) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e);

(j) the purchase or other acquisition (utilizing any combination of cash, Cash Equivalents and the issuance of Qualified Equity Interests) of all of the Equity Interests in, or all or substantially all of the property of, any Person (the “Target”) that, upon the consummation thereof, will be wholly-owned directly by Holdings or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) (a “Permitted Acquisition”), including investments that are acquired in connection with a Permitted Acquisition; provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;

(ii) the lines of business of the Target shall not be substantially different from those lines of business conducted by Holdings and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or a reasonable extension thereof;

(iii) such purchase or other acquisition shall be consented to by the shareholders or board of directors or other equivalent governing body of the Target;

(iv) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, (x) Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, (y) the Consolidated Leverage Ratio for the twelve-month period ended as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) shall be no more than 2.25 : 1.00 calculated as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (z) the Borrowers shall have Excess Availability of at least $25,000,000; and

(v) the Lead Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in the form of Exhibit N, certifying that all of the requirements set forth in this clause (j) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k) Investments of any Person that becomes a Subsidiary on or after the date hereof; provided that (i) such Investment exists at the time such Person is acquired and (ii) such Investment is not made in anticipation or contemplation of such Person becoming a Subsidiary;

(l) Investments in the form of loans to officers, directors and employees of any Loan Party or any Subsidiary of a Loan Party for the sole purpose of purchasing Equity Interests (or purchase of such loans made by others) in an amount not to exceed $2,000,000 at any time outstanding, so long as Holdings makes a capital contribution of the proceeds of any such purchase to the Borrowers;

(m) Investments made pursuant to a “rabbi trust” or similar employee benefit plan or arrangement designed to defer the taxability of compensation to an employee, officer or director or purchase payments made in connection with a Permitted Acquisition;

(n) other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Lead Borrower, plus the net cash proceeds of all issuance or sales of Holdings or any Borrower’s Equity Interests or contributions to Holdings or any Borrower’s capital that were Not Otherwise Applied.

7.04 Fundamental Changes

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) any Borrower, provided that the applicable Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party (other than Holdings) is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Lead Borrower or to another Loan Party (other than Holdings);

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) in connection with any acquisition permitted under Section 7.03, any Subsidiary of Holdings (subject to clause 7.04(e) below) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of Holdings and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person;

(e) so long as no Default has occurred and is continuing or would result therefrom, any Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Lead Borrower is a party, the Lead Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Lead Borrower) is a party, such Loan Party is the surviving corporation; and

(f) any merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

7.05 Dispositions

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions consisting of (i) licenses or sublicenses of IP Rights (including non-exclusive licenses of IP Rights) in the ordinary course of business and (ii) the abandonment or other disposition of IP Rights that is, in the reasonable good faith judgment of the Lead Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Loan Parties taken as a whole;

(d) Dispositions resulting from (i) takings pursuant to the power of eminent domain, condemnation or otherwise or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking or (ii) transfer of destroyed property to insurance companies in exchange for insurance proceeds;

(e) liquidations or sales of Cash Equivalents (or investments that were Cash Equivalents when made) for fair market value as determined in good faith by the Lead Borrower;

(f) Dispositions of equipment, leases or real property (other than Material Real Property) for fair market value as determined in good faith by the Lead Borrower, to the extent that (i) such equipment or real property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition of equipment or real property are reasonably promptly applied to the purchase price of such replacement property or (iii) such Dispositions of leases of real or personal property are in the ordinary course of business;

(g) the sale or discount by any Loan Party in each case without recourse and in the ordinary course of business of overdue Receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(h) mergers and consolidations consummated in compliance with Section 7.04, and Restricted Payments made in compliance with Section 7.06;

(i) Dispositions of property by any Subsidiary any Borrower or to a wholly-owned Subsidiary of any Borrower; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be any Borrower or a Guarantor;

(j) Dispositions permitted by Section 7.04;

(k) Dispositions by Holdings and its Subsidiaries of the properties listed on Schedule 7.05 pursuant to sale-leaseback transactions for fair market value, provided that the Attributable Indebtedness incurred thereby is permitted under Section 7.02 and the Net Cash Proceeds of such Dispositions are applied as set forth in clauses (v) and (viii) of Section 2.05(b), subject to the reinvestment provisions of clause (i) of Section 2.05(b);

(l) Dispositions by any Borrower or any of its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) such Disposition is at fair market value as determined in good faith by the Lead Borrower and (iii) at least 75% of the purchase price for such asset shall be paid to such Borrower or such Subsidiary solely in cash; provided that, for purposes of this provision, each of the following will be deemed to be cash: (x) any liabilities of any Loan Party or any of its Subsidiaries that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Loan Party or such Subsidiary from further liability and (y) any securities, notes or other obligations received by a Loan Party or any such Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by a Loan Party or such Subsidiary into cash, to the extent of the cash received in that conversion; provided, further, that the Net Cash Proceeds of such Disposition shall be applied pursuant to Section 2.05(b)(i); and

(m) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(l).

To the extent the Required Lenders waive the provisions of this Section 7.05, with respect to the Disposition of any Collateral, or any Collateral is Disposed of as permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents, and the Administrative Agent shall take all actions it deems appropriate or are reasonably requested by the Lead Borrower, at the sole expense of the Borrowers, in order to effect the foregoing

7.06 Restricted Payments

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to any Borrower or any Subsidiaries of any Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) Holdings, each Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person;

(c) Holdings, each Borrower and each Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the net cash proceeds received from the substantially concurrent issue of new Qualified Equity Interests which are Not Otherwise Applied;

(d) any Borrower may make Restricted Payments to Holdings to enable Holdings to redeem or repurchase Equity Interests from officers, directors, employees or consultants of any Loan Party (or their Related Parties) in connection with the exercise of stock options, stock appreciation rights or other equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such officers, directors, employees or consultants (including, for the avoidance of doubt, any principal and interest payable on notes issued under Section 7.02(k)); provided that in all such cases the aggregate amount paid in respect of all such shares so redeemed or repurchased does not exceed $2,000,000 in the aggregate in any fiscal year (with unused amounts in any fiscal year rolled over to the following fiscal year, up to a maximum of $8,000,000 in the aggregate);

(e) Holdings, each Borrower and each Subsidiary may make repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(f) Holdings, each Borrower and each Subsidiary may make payments on convertible debt permitted hereunder to the extent such payments are either made with Qualified Equity Interests (or the net cash proceeds of an issuance of Qualified Equity Interests which are Not Otherwise Applied) or would otherwise be permitted by Section 7.13;

(g) any Borrower may declare and pay cash dividends to Holdings in an amount necessary to permit Holdings to pay:

(i) reasonable corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers);

(ii) franchise fees or similar taxes and fees required to maintain its corporate existence; and

(iii) its (and its Subsidiaries’) proportionate share of the tax liability of the affiliated group of corporations that file consolidated foreign or Federal income tax returns (or that file state and local income tax returns on a consolidated basis); and

(h) Holdings, each Borrower and each Subsidiary may make repurchases of their Equity Interests so long as (A) immediately before and immediately after giving pro forma effect to any such repurchase, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such repurchase, (x) Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such repurchase had been consummated as of the first day of the fiscal period covered thereby, (y) the Consolidated Leverage Ratio for the twelve-month period ended as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) shall be no more than 2.25 : 1.00 calculated as though such repurchase had been consummated as of the first day of the fiscal period covered thereby and (z) the Borrowers shall have Excess Availability of at least $25,000,000.

7.07 Change in Nature of Business

Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or a reasonable extension thereof.

7.08 Transactions with Affiliates

Enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on terms at least as favorable (taken as a whole) to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties or between or among Subsidiaries of Holdings that are not Loan Parties, (ii) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the applicable Loan Party, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans and the granting and stockholder rights of registration rights approved by the Board of Directors of the Lead Borrower, (iv) the Loan Parties may enter into any indemnification agreement or any similar arrangement with directors, officers, consultants and employees of the Loan Parties in the ordinary course of business and may pay fees and indemnities to directors, officers, consultants and employees of the Loan Parties and their Subsidiaries in the ordinary course of business, (v) (a) any purchase by Holdings of Equity Interests of any Borrower or any contribution by Holdings to the equity capital of any Borrower and (b) any acquisition of Equity Interests of Holdings and any contribution by any equity holder of Holdings to the equity capital of Holdings, (vii) Restricted Payments permitted by Section 7.06 and Investments permitted by Section 7.03, (viii) transactions pursuant to agreements disclosed to the Administrative Agent on or prior to the Restatement Date and (ix) the incurrence of intercompany Indebtedness permitted by Section 7.02.

7.09 Use of Proceeds

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock or any margin security (within the meanings of Regulation U and Regulation T, respectively, of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10 Financial Covenants

Commencing with the Measurement Period ending December 31, 2012:

(a) [Reserved]:

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the end of any Measurement Period to be greater than 2.75 : 1.00:

(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the end of any Measurement Period to be less than 1.50 : 1.00:

7.11 Amendments of Organization Documents

Amend any of its Organization Documents in any material respect, in a manner that is adverse to the rights or remedies of the Administrative Agent or the Lenders in respect of the Loan Documents (whether at law, in equity or otherwise), without the prior written consent of the Administrative Agent (not to be unreasonably withheld).

7.12 Accounting Changes

Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.13 Prepayments, Amendments, Etc. of Indebtedness

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings in compliance with Section 7.02(d) and (c) the conversion of any Indebtedness subordinated to the Obligations to Qualified Equity Interests of Holdings.

(b) Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d).

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee or other amount due hereunder or under any other Loan Document,; or

(b) Specific Covenants. (i) Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12 or Article VII; or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such default shall not have been remedied or waived for 30 days after the earlier of (i) the date an officer of such Loan Party becomes aware or should have become aware of such default or (ii) receipt by the Lead Borrower of notice from the Administrative Agent or Required Lenders of such default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, in each case beyond the grace period, if any, provided therefor or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the grace period, if any, provided therefore, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and has not disputed coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. (a) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or (b) (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be

“Senior Debt” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under and as defined in the documentation relating to any Permitted Subordinated Debt or (ii) the subordination provisions set forth in the documentation relating to any Permitted Subordinated Debt shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Permitted Subordinated Debt, if applicable; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 of the Original Credit Agreement or Section 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on a material portion of the Collateral purported to be covered thereby; or

8.02 Remedies upon Event of Default

If (x) any Event of Default described in Section 8.01(f) occurs and is continuing, automatically, and (y) any other Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) upon written notice to the Lead Borrower by the Administrative Agent, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) upon written notice to the Lead Borrower by the Administrative Agent, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) upon written notice to the Lead Borrower by the Administrative Agent, require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender, in addition to remedies available under applicable Law, the remedies set forth above and in the Collateral Documents.

8.03 Application of Funds

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c) and Section 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Syndication Agent, Documentation Agent, the Bookrunners, or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative

Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements

No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.

CONTINUING GUARANTY

10.01 Guaranty Each Guarantor party hereto that is a Domestic Subsidiary of Holdings and each Subsidiary of Holdings that becomes a Guarantor after the date hereof pursuant to Section 6.12, jointly and severally with each other Loan Party, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Borrower and of each other Guarantor to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Domestic Loan Parties, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Domestic Loan Party under this Guaranty, and each Domestic Loan Party hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders Each Domestic Loan Party consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Domestic Loan Party consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Domestic Loan Party or any other Domestic Loan Party under this Guaranty or which, but for this provision, might operate as a discharge of any Domestic Loan Party.

10.03 Certain Waivers Each Domestic Loan Party waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower or any other guarantor; (b) any defense based on any claim that any Domestic Loan Party’s obligations exceed or are more burdensome than those of a Borrower or other Domestic Loan Party; (c) the benefit of any statute of limitations affecting any Domestic Loan Party’s liability hereunder; (d) any right to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Domestic Loan Party expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04 Obligations Independent The obligations of each Domestic Loan Party hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Domestic Loan Party to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

10.05 Subrogation No Domestic Loan Party shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in cash and the Commitments and the Facilities are terminated. If any amounts are paid to any Domestic Loan Party in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Domestic Loan Parties under this paragraph shall survive termination of this Guaranty.

10.07 Subordination Each Domestic Loan Party hereby subordinates the payment of all obligations and indebtedness of any Borrower or any other Loan Party owing to such Domestic Loan Party, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Domestic Loan Party as subrogee of the Secured Parties or resulting from such Domestic Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any Loan Party to any Domestic Loan Party shall be enforced and performance received by such Domestic Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of any Domestic Loan Party under this Guaranty.

10.08 Stay of Acceleration If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Domestic Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Domestic Loan Party and the other Domestic Loan Parties immediately upon demand by the Secured Parties.

10.09 Condition of Borrowers Each Domestic Loan Party acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as such Domestic Loan Party requires, and that none of the Secured Parties has any duty, and such Domestic Loan Party is not relying on the Secured Parties at any time, to disclose to such Domestic Loan Party any information relating to the business, operations or financial condition of such Borrower or any other guarantor (such Domestic Loan Party waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Rights of Contribution.

The Domestic Loan Parties hereby agree, as among themselves, that if any Domestic Loan Party shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on written demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of a Domestic Loan Party to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full in cash of the Obligations of such Domestic Loan Party under the other provisions of this Article and of all other Obligations (other than contingent indemnification obligations not yet asserted, due or payable), and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full in cash of all of the Obligations.

For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Obligations, a Domestic Loan Party that has paid an amount in excess of its Pro Rata Share of such Obligations, (ii) “Excess Payment” means, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) “Pro Rata Share” means, for any Domestic Loan Party, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Domestic Loan Party (excluding any Equity Interests of any other Domestic Loan Party) exceeds the amount of all the debts and liabilities of such Loan Party (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Domestic Loan Party hereunder and any obligations of any other Domestic Loan Party that have been Guaranteed by such Domestic Loan Party) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Domestic Loan Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors under the Loan Documents) of all of the Domestic Loan Parties, determined (A) with respect to any Domestic Loan Party that is a party hereto on the Restatement Date, as of the Restatement Date, and (B) with respect to any other Domestic Loan Party, as of the date such Domestic Loan Party becomes a Domestic Loan Party hereunder.

10.11 Joint and Several Obligations

(a) Each Borrower hereby accepts joint and several liability for the Loans and all other Obligations under the Loan Documents in consideration of the financial accommodations to be provided to all Borrowers and other Loan Parties by the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents, for the mutual benefit, directly and indirectly, of the Loan Parties and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

(b) Each Guarantor which is a Domestic Loan Party hereby accepts joint and several liability for the Loans and all other Obligations under the Loan Documents in consideration of the financial accommodations to be provided to the Borrowers and other Loan Parties by the Lenders and the Administrative Agent under the Loan Documents, for the mutual benefit, directly and indirectly, of the Loan Parties and in consideration of the undertakings of the other Guarantors which are Domestic Loan Parties to accept joint and several liability for the Obligations.

(c) Each Domestic Loan Party represents and warrants to the Lenders and the Administrative Agent that it is in the best interests of such Domestic Loan Party to enter into this Agreement inasmuch as the Domestic Loan Parties will, as a result of proceeds of the Loans being made available hereunder for working capital and other financing needs of the Borrowers, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to this Agreement, and each Domestic Loan Party agrees that the Administrative Agent and the Lenders are relying on this representation in agreeing to make Loans to the Borrowers.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. In the event of an increase in the Revolving Credit Facility in accordance with the provisions of Section 2.15 or an increase in the Term Facility in accordance with the provisions of Section 2.16, the Administrative Agent shall be permitted, on behalf of all Lenders (and is hereby authorized by all such Lenders), to enter into amendments to this Agreement and all other Loan Documents to provide for such increase in the Revolving Credit Facility or Term Facility, as applicable, on the terms set forth in Section 2.15 or Section 2.16. In no event shall the provisions of this paragraph obligate any Lender to increase their Commitment hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.14; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Notwithstanding the foregoing,

(I) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders and the Borrowers to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof;

(II) this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or exchange of all outstanding Term Loans of any tranche (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus any interest, premium or other amount due with respect to such Refinanced Term Loans;

(III) guarantees, collateral security documents and related documents executed by Holdings or Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; and

(IV) this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrowers and the participating Lenders pursuant to an Incremental Amendment.

11.02 Notices; Effectiveness; Electronic Communications

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, any Borrower, any other Guarantor, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any other Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any other Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Borrower, each other Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them (including the authority to call or otherwise assert a Default or Event of Default) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and of one local counsel, in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for all such Indemnitees, and of one local counsel in each applicable jurisdiction for all such Indemnitees, and in the event of any conflict of interest, additional counsel to the affected parties), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee; or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; or (z) arise solely out of the presence or release of Hazardous Materials which first occurs on any property after foreclosure or similar exercise of remedies by the Administrative Agent or any Lender resulting in a transfer of title to a Lender or any other third party and the Loan Parties no longer operate or occupy the property.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, even if advised of the possibility thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than a Defaulting Lender, subject to Section 2.18(b)) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is (x) from a Term Loan Lender to a Lender, an Affiliate of a Lender or an Approved Fund or (y) from a Revolving Credit Lender to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to a Revolving Credit Lender; provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrowers. No such assignment shall be made to Holdings or any of Holdings’ Subsidiaries; provided that assignments of Term Loans shall be permitted to Holdings or any of its Subsidiaries, so long as (i) any such assignment is made pursuant to an offer to all Term Lenders pro rata, (ii) no Event of Default has occurred and is continuing at the time of such assignment and (iii) any Term Loans assigned to Holdings or any of its Subsidiaries are cancelled immediately thereafter.

(vi) No Assignment to Natural Persons or Competitors of Holdings and its Subsidiaries. No such assignment shall be made to a natural person or to any competitor of Holdings or any of its Subsidiaries previously identified in writing to the Agent as such.

(vii) Assignments to Borrower Affiliates. No such assignment shall be to an Affiliate of Holdings (other than Holdings and its Subsidiaries pursuant to clause (v) above); provided that each Lender shall have the right at any time to sell, assign or transfer all or a portion of the Loans owing to it to any Affiliate of Holdings that is not a Subsidiary of Holdings (such affiliate, an “Affiliated Lender”) subject to the following limitations: (i) the aggregate principal amount of Loans purchased by assignment pursuant to this Section (vii) and held at any one time by Affiliated Lenders may not exceed 20% of the outstanding principal amount of all Loans; (ii) each Affiliated Lender, solely in its capacity as a Lender, hereby agrees that it shall have no right whatsoever so long as such Person is an Affiliated Lender: (A) to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document and that it shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders; provided that, notwithstanding the foregoing, (x) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately affects such Affiliated Lender in its capacity as a Lender as compared to other Lenders and (y) no amendment, modification, waiver, consent or other action shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a Pro Rata Basis hereunder and (z) each Affiliated Lender shall have all voting rights described in Section 11.01(a)-(j) of this Agreement; (B) to attend (or receive any notice of) any meeting, conference call or correspondence with Administrative Agent or any Lender or receive any information from Administrative Agent or any other Lender (other than notices of borrowings, prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant hereto); or (C) to make or bring any claim, in its capacity as Lender, against Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender (solely with respect to its own address, Commitments, Loans and L/C Obligations, if any), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the consent of the Lead Borrower shall be required solely in connection with any Participation by a Defaulting Lender or any Lender that has breached its obligations hereunder or under any Loan Document. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and shall not give the Participant any consent, notice or other rights with respect to such enforcement, amendments, modifications or waivers; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Notwithstanding the foregoing, each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a “book entry” register (as described in the applicable United States federal income tax law and United States Treasury regulations) on which it records the name and address of the proposed Participant and the principal amounts (and stated interest) of each such proposed Participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation and as having “ownership of an interest” (as such term is defined in the applicable Treasury regulations) for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor

L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses (including, for the avoidance of doubt, under Sections 6.01, 6.02 and 6.03), other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Notwithstanding the foregoing, in no event shall the Administrative Agent, any Lender or the L/C Issuer disclose any Information to any Person previously identified in writing addressed to such Person by the Lead Borrower as a competitor, customer or supplier of a Loan Party.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Canadian Interest Act

For the purposes of the Interest Act (Canada) and all any other applicable laws which may hereafter regulate the calculation or computation of interest on borrowed funds, the yearly rate of interest to which any rate for a period less than a year is equivalent is such rate, divided by the number of days in such period, and multiplied by the actual number of days in the year.

11.11 Counterparts; Integration; Effectiveness

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

11.12 Survival of Representations and Warranties

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13 Severability

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14 Replacement of Lenders

If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender does not consent to any amendment or waiver of a provision hereof or of any other Loan Document to which the Required Lenders have consented (and the consent of such Lender is required for such amendment or waiver pursuant to the provisions of Section 11.01), or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.15 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW

YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.16 Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17 No Advisory or Fiduciary Responsibility In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18 Electronic Execution of Assignments and Certain Other Documents

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.19 USA PATRIOT Act

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

11.21 Amended and Restated Agreement.

(a) This Agreement, effective as of the Restatement Date, is an amendment and restatement of the Original Credit Agreement, it being acknowledged and agreed that as of the Restatement Effective Date all obligations outstanding under or in connection with the Original Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Original Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Restatement Effective Date, the Original Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Restatement Date, any reference to the Original Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Original Credit Agreement.

(b) Without limiting the generality of Section 11.21(a), the parties agree that:

(i) all Existing Obligations outstanding as at the Restatement Date shall, as of the Fourth Amended and Restated Effective Date, be deemed to be obligations outstanding hereunder and subject to the terms of this Agreement, and

(ii) each of the other Loan Documents (other than the Original Credit Agreement) is hereby ratified and confirmed in all respects and shall continue in full force and effect, unamended, except that (A) any references therein to the Original Credit Agreement shall be deemed to refer to this Agreement, and (B) any security granted or guarantee given pursuant to or in connection with the Original Credit Agreement and the other Loan Documents (collectively, the “Existing Security”) shall continue to secure or guarantee, as applicable, the obligations of the Borrowers arising pursuant to or in connection with this Agreement (including all such obligations arising initially pursuant to or in connection with the Original Credit Agreement and the other Loan Documents).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: GSI GROUP CORPORATION

By:
Name: Robert Buckley
Title: Chief Financial Officer

HOLDINGS:
GSI GROUP INC.

By:
Name: Robert Buckley
Title: Chief Financial Officer

GUARANTORS: EXCEL TECHNOLOGY, INC. MICROE SYSTEMS CORP. MES INTERNATIONAL INC.

By:
Name: Robert Buckley
Title: Secretary

CAMBRIDGE TECHNOLOGY, INC. CONTINUUM ELECTRO-OPTICS, INC. PHOTO RESEARCH, INC. QUANTRONIX CORPORATION SYNRAD, INC.

By:
Name: Robert Buckley
Title: Assistant Secretary

GSI GROUP LIMITED

By:
Name: Robert Buckley
Title: Director

Signatures to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:	Angela Larkin
Title:	Assistant Vice President

Signatures to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:	John F. Lynch
Title:	SVP

Signatures to Amended and Restated Credit Agreement

SILICON VALLEY BANK

By:
Name:	Michael Shuhy
Title:	Vice President

Signatures to Amended and Restated Credit Agreement

HSBC BANK USA N.A.

By:
Name:	Manuel Burgueno
Title:	Vice President

Signatures to Amended and Restated Credit Agreement

TD BANK, N.A.

By:
Name:	Amy LeBlanc Hackett
Title:	SVP

Signatures to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:
Name: Kenneth Coons
Title: Vice President

Signatures to Amended and Restated Credit Agreement

BROWN BROTHERS HARRIMAN & CO.

By:
Name: Jed Hall
Title: Managing Director

Signatures to Amended and Restated Credit Agreement

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

	Term Commitments		Revolving Credit Commitments
Lender	Commitment	Applicable Percentage	Commitment	Applicable Percentage
Bank of America, N.A.	$14,000,000.00	28.00%	$21,000,000.00	28.00%

Silicon Valley Bank	$12,000,000.00	24.00%	$18,000,000.00	24.00%

HSBC Bank USA, N.A.	$8,000,000.00	16.00%	$12,000,000.00	16.00%

JPMorgan Chase Bank, N.A.	$7,000,000.00	14.00%	$10,500,000.00	14.00%

TD Bank, N.A.	$7,000,000.00	14.00%	$10,500,000.00	14.00%

Brown Brothers Harriman & Co.	$2,000,000.00	4.00%	$3,000,000.00	4.00%

Total	$50,000,000.00	100.00%	$75,000,000	100.00%

SCHEDULE 5.05

Supplements to Interim Financial Statements

None.

SCHEDULE 5.08(B)

Existing Liens

•

Pledge of GSI Group Europe GmbH’s account #83000031 with Bayerische Hypo-und Vereinsbank AG Bank as a security for the line of credit for GSI Group Europe GmbH for EUR 500,000 pursuant to terms set forth in a letter from the Bank to GSI Group Europe GmbH dated March 4, 2009. (See Schedule 7.02, third one down)

SCHEDULE 5.08(C)

Owned Real Property

Owner	Address	Book Value	Estimated Fair Value

Excel Technology, Inc.	2419 Lake Orange Drive Orlando, Florida 32837	$5.7 million	$6.6 million

Photo Research Inc.	9731 Topanga Canyon Place Chatsworth, California 91311-4135	$2.1 million	$1.9 million

Quantronix Corporation	41 Research Way, East Setauket, New York 11733	$4.8 million	$5.0 million

Synrad, Inc.	4600 Campus Place Mukilteo, WA 98275	$6.8 million	$9.0 million

SCHEDULE 5.08(D)(I)

Leased Real Property (Lessee)

Lessee	Lessor	Address	Expiration	Annual Rent
GSI Group Corporation	125 Middlesex Turnpike, LLC c/o Mohawk Partners, 205 Newbury Street, Framingham, MA 01701	125 Middlesex Turnpike, Bedford, Middlesex County, MA 01803	May 31, 2019	$1,516,433
GSI Group Corporation	Public Road, LLC c/o Land Development Group, Inc. 510 Compton St., Suite 101, Broomfield, CO 80020	1370 Miners Drive, Lafayette, Boulder County, CO 80026	May 31, 2013	$21,552.72
GSI Group Corporation, Taiwan Branch	Chu Cherug Construction Co., Ltd.	8F, No. 3 Lane 91 Dongmei Road, Hsinchu 30070 Taiwan	December 14, 2013	NT$ 2,361,480
GSI Group Corporation, Taiwan Branch	Chu Cherug Construction Co., Ltd.	4F, No80, Baoqing Road, Taoyuan County, Taoyuan, 330, Taiwan	November 21, 2014	NT$ 360,000
GSI Group Corporation, Korea Branch	Pyung Ho Kim Gwanak Purgio Apt. 122-502, 1717 Bobcheon-Dong, Gwanak-Gu, Seoul	YeonWoo Bldg. 2F, 1200 GaePo 4- Dong, Gangnam-Gu, Seoul 135-963, Korea	April 13, 2013	KRW 58,800,000
Cambridge Technology, Inc.	Duffy Hartwell LLC, 411 Waverly Oaks Road, Suite 340, Waltham, MA 02452	25 Hartwell Avenue, Lexington, Middlesex County, MA 02421	December 31, 2016	$546,000
Continuum Electro-Optics, Inc.	Harvest Properties, Inc., 6475 Christie Avenue, Suite 550, Emeryville, CA 94608	3150 Central Expressway Santa Clara, Santa Clara County, CA 95051	December 31, 2013	$293,000
GSI Group Limited	ENSCO 695 Limited Bradfield House Rising Lane Lapworth Solihull West Midlands B94 6HP	Cosford Lane Swift Valley Rugby Warwickshire CV21 1QN	October 8, 2019	GBP 155,000

Lessee	Lessor	Address	Expiration	Annual Rent
GSI Group Limited	Thales Optronics (Taunton) Limited Lisieux Way Taunton Somerset TA1 2JZ	Part of Building 1 Moorfields Lisieux Way Taunton Somerset	May 31, 2017	GBP 67,957.50
GSI Group Limited	Scottsgrove Holdings	29 Holton Road, Holton Heath, Poole, UK	June 24, 2078	GBP 59,000
NDS Surgical Imaging, LLC	Mission West Properties	5750 Hellyer Avenue, San Jose, CA 95138	August 29, 2014	$852,000

SCHEDULE 5.08(D)(II)

Leased Real Property (Lessor)

Lessee	Lessor	Address	Expiration	Annual Rent
Control Laser Corporation	Excel Technology, Inc.	2419 Lake Orange Drive, Orlando, Florida 32837	October 29, 2013	$500,000

SCHEDULE 5.08(E)

Existing Investments

Owner	Issuer	Percentage Owned
GSI Group Inc.	Laser Quantum Limited	25.1%

SCHEDULE 5.09

Environmental Matters

None.

SCHEDULE 5.13

Subsidiaries and Other Equity Investments; Loan Parties

Part (a): Subsidiaries

Parent	Subsidiary	Percentage Owned
GSI Group Inc.	GSI Group Corporation	100%
GSI Group Inc.	GSI Group Japan Corporation	100%
GSI Group Inc.	GSI Group Singapore Pte Ltd.	100%
GSI Group Inc.	GSI Group GmbH	100%
GSI Group Inc.	GSI Group Limited	100%
GSI Group Inc.	NDS Surgical Imaging, LLC	100%
GSI Group Corporation	General Scanning Securities Corp.	100%
GSI Group Corporation	GSI Lumonics Asia Pacific Ltd.	100%
GSI Group Corporation	Excel Technology, Inc.	100%
GSI Group Corporation	MicroE Systems Corp.	100%
NDS Surgical Imaging, LLC	NDSSI IP Holdings, LLC	100%
NDS Surgical Imaging, LLC	NDS Imaging Holdings, LLC	100%
NDS Surgical Imaging, LLC	NDS Holdings, BV	100%
MicroE Systems Corp.	MES International Inc.	100%
Excel Technology, Inc.	Cambridge Technology, Inc.	100%
Excel Technology, Inc.	Continuum Electro-Optics, Inc.	100%
Excel Technology, Inc.	Synrad, Inc.	100%
Excel Technology, Inc.	Photo Research, Inc.	100%
Excel Technology, Inc.	The Optical Corporation	100%
Excel Technology, Inc.	Excel Technology Asia Sdn. Bhd.	100%
Excel Technology, Inc.	GSI Group Europe GmbH	100%
Excel Technology, Inc.	Excel Technology Lanka (Private) Limited	100%
Continuum Electro-Optics, Inc.	Quantronix Corporation	100%
GSI Group Limited	GSI Group Precision Technologies (Suzhou) Co., Ltd.	100%
GSI Group Limited	GSI Lumonics SARL	100%
GSI Group Limited	NDS Surgical Imaging, KK	100%

Part (b): Other Equity Investments

Owner	Issuer	Percentage Owned
Excel Technology, Inc.	Excel Laser Technology Pvt. Ltd.	50% (Joint Venture)

Part (c): Loan Parties

Loan Party	Jurisdiction of Incorporation	Principal Place of Business Address	U.S. Tax ID Number (or foreign equivalent)
GSI Group Inc.	New Brunswick, Canada	125 Middlesex Turnpike Bedford, MA 01730	98-0110412

GSI Group Corporation	Michigan	125 Middlesex Turnpike Bedford, MA 01730	38-1859358

	Korea (GSI Group Corporation (Korea Branch))	125 Middlesex Turnpike Bedford, MA 01730	1101810020764

	Taiwan (GSI Group Corporation (Taiwan Branch))	125 Middlesex Turnpike Bedford, MA 01730 USA	28426013

NDS Surgical Imaging, LLC	Delaware	5750 Hellyer Avenue, San Jose, CA 95138	98-0110412

NDSSI IP Holdings, LLC	Delaware	5750 Hellyer Avenue, San Jose, CA 95138	98-0110412

NDS Imaging Holdings, LLC	Delaware	5750 Hellyer Avenue, San Jose, CA 95138	98-0110412

Cambridge Technology, Inc.	Massachusetts	25 Hartwell Avenue, Lexington, MA 02421	04-2703882

Continuum Electro-Optics, Inc.	Delaware	3150 Central Expressway Santa Clara, CA 95051	11-3653902

Excel Technology, Inc.	Delaware	41 Research Way, East Setauket, New York 11733	11-2780242

Quantronix Corporation	Delaware	3150 Central Expressway Santa Clara, CA 95051	11-2143586

Photo Research, Inc.	Delaware	9731 Topanga Canyon Place, Chatsworth, CA 91311-4135	95-4548630

Synrad, Inc.	Washington	4600 Campus Place, Mukilteo, WA 98275	58-2408307

MicroE Systems Corp.	Delaware	125 Middlesex Turnpike Bedford, MA 01730	04-3248088

MES International Inc.	Delaware	125 Middlesex Turnpike Bedford, MA 01730	04-3551964

GSI Group Limited	United Kingdom	Cosford Lane Swift Valley, Rugby Warwickshire CV21 1QN	1041317

SCHEDULE 5.17

IP Rights

Registered Copyrights

Grantor	Country	Title	Application/ Registration No.	Filing Date	Registration Date
Excel Technology, Inc.	United States	PR-880 Version 5. 1 c.	TX0007189456	2005	8/9/2010
Excel Technology, Inc..	United States	SpectraWin Version 2.1.5.1.	TX0007189483	2006	8/9/2010
NDS Surgical Imaging, LLC	United States	DIMPL Class Library computer program	TX0005750228	2003	4/19/2003

Registered Trademarks

Grantor	Country	Trademark	Application/ Registration No.	Filing Date	Registration Date
GSI Group Corporation	United States	Chiptrim	3,007,832	8/8/2003	10/18/2005

GSI Group Corporation	United States	GSI (Word Only - Black)	78/731631	10/12/2005	Not Applicable

GSI Group Corporation	United States	GSI (Word Only - Blue)	78/731636	10/12/2005	Not Applicable

GSI Group Corporation	United States	GSI Lumonics (Block)	2,958,968	5/24/2002	6/7/2005

GSI Group Corporation	United States	GSI Lumonics - Stylized	2,921,938	5/24/2002	2/1/2005

GSI Group Corporation	United States	Lightwriter	1,649,349	6/4/1990	7/2/1991

GSI Group Corporation	United States	Lightwriter	3,017,266	9/3/2003	11/22/2005

GSI Group Corporation	United States	Sigmaclean	2,259,707	10/16/1995	7/6/1999

GSI Group Corporation	United States	GSI & Design (oblong box – black & white)	85/526876	1/27/2012	Not Applicable

GSI Group Corporation	United States	GSI & Design (oblong box - color) Design Plus words, letters	85/526921	1/27/2012	Not Applicable

GSI Group Corporation	United States	GSI Group Name & Design	85/527059	1/27/2012	Not Applicable

Grantor	Country	Trademark	Application/ Registration No.	Filing Date	Registration Date

GSI Group Corporation	United States	GSI Group & Design (oblong box - color) Design Plus words, letters	85/527091	1/27/2012	Not Applicable

GSI Group Inc.	United States	Softmark	1,375,595	12/20/1984	12/17/1985

GSI Group Corporation	United States	Super Softmark	1,717,813	1/9/1992	9/22/1992

GSI Group Corporation	United States	Versitrim	3,187,870	8/8/2003	12/19/2006

GSI Group Corporation	United States	Wafermark	1,200,245	5/9/1980	7/6/1982

GSI Group Corporation	United States	GSI Group & Design	85/571411	3/16/2012	Not Applicable

GSI Group Corporation	United States	GSI	85/574257	3/20/2012	Not Applicable

GSI Group Corporation	United States	GSI	85/571331	3/16/2012	Not Applicable

Cambridge Technology, Inc.	United States	Micromax	2,457,724	4/29/1998	6/5/2001

Continuum Electro-Optics, Inc.	United States	Panther	2,565,632	4/16/1999	4/30/2002

Continuum Electro-Optics, Inc.	United States	Continuum	1,695,210	11/17/1989	6/16/1992

MicroE Systems Corp	United States	MicroE Systems	3,125,680	6/7/2004	8/8/2006

MicroE Systems Corp	United States	MicroE Systems	2,886,781	10/20/1999	9/21/2004

Excel Technology, Inc.	United States	Pritchard	0945,229	6/14/1971	10/17/1972

Excel Technology, Inc.	United States	Spectra	0987,821	10/6/1972	7/9/1974

Excel Technology, Inc.	United States	Light Mate	1,188,492	9/19/1980	2/2/1982

Excel Technology, Inc.	United States	Photo Research	1,253,696	7/9/1982	10/11/1983

Excel Technology, Inc.	United States	PR	1,262,271	7/9/1982	12/27/1983

Excel Technology, Inc.	United States	Spectrascan	1,262,871	7/8/1982	1/3/1984

Excel Technology, Inc.	United States	Spotmeter	1,298,453	7/9/1982	10/2/1984

Excel Technology, Inc.	United States	The Light Measurement People	1,475,474	5/26/1987	2/2/1988

Excel Technology, Inc.	United States	Spectrawin	2,219,258	4/15/1996	1/19/1999

Excel Technology, Inc.	United States	Videowin	2,247,912	8/15/1995	5/25/1999

Excel Technology, Inc.	United States	Photowin	2,747,719	3/16/2000	8/5/2003

Excel Technology, Inc.	United States	SpectraAduo	3,223,033	6/8/2006	3/27/2007

Excel Technology, Inc.	United States	CINEBRATE	85/750358	10/10/2012	Not Applicable

Quantronix Corporation	United States	Laser Commander	2,355,214	7/22/1999	6/6/2000

Quantronix Corporation	United States	Quantronix	1,097,990	3/23/1977	8/1/1978

Quantronix Corporation	United States	Quantronix	0907,880	1/23/1969	2/16/1971

Grantor	Country	Trademark	Application/ Registration No.	Filing Date	Registration Date

Quantronix Corporation	United States	KATANA	77917319	1/21/2010	Not Applicable

Synrad, Inc.	United States	Synrad	1,890,922	3/31/1994	4/25/1995

Synrad, Inc.	United States	Power Wizard	1,848,154	4/30/1993	8/2/1994

Synrad, Inc.	United States	Fenix	2,396,260	4/28/1998	10/17/2000

Synrad, Inc.	United States	Firestar	2,497,086	12/29/1999	10/9/2001

Synrad, Inc.	United States	Duo-Lase	1,620,992	1/2/1990	11/6/1990

NDS Surgical Imaging, LLC	United States	RADIANCE	3134178	11/18/2004	8/22/2006

NDS Surgical Imaging, LLC	United States	DOME	1746867	10/31/1991	1/19/1993

NDS Surgical Imaging, LLC	United States	DOME	2142543	2/25/1997	3/10/1998

NDS Surgical Imaging, LLC	United States	VitalScreen	2637623	8/23/2000	10/15/2002

NDS Surgical Imaging, LLC	United States	INVITIUM	2767682	10/22/2001	9/23/2003

NDS Surgical Imaging, LLC	United States	ENDOVUE	3742246	6/22/2009	1/26/2010

NDS Surgical Imaging, LLC	United States	ZEROWIRE	3986502	11/16/2009	6/28/2011

NDS Surgical Imaging, LLC	United States	Design Only (DOME)	4143992	3/11/2011	5/15/2012

NDS Surgical Imaging, LLC	United States	NDS SURGICAL IMAGING	3648029	1/10/2007	6/30/2009

NDSSI IP Holdings, LLC	United States	ZeroWire	3533098	7/25/2007	11/18/2008

NDS Imaging Holdings, LLC	United States	MediStream	77742375	3/21/2006	Not Applicable

Patents (all U.S. applications/registrations)

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date
GSI Group Inc.	United States	A Method For Laser Drilling.	6,657,159	6/6/2002	12/2/2003

GSI Group Inc.	United States	A Method And Apparatus For Shaping A Laser-Beam Intensity Profile By Dithering.	6,341,029	4/27/1999	1/22/2002

GSI Group Inc.	United States	A Method And Apparatus To Shape A Laser Beam Intensity Profile By Dithering An Anamorphic Spot.	6,496,292	10/22/2001	12/17/2002

GSI Group Inc.	United States	A System And Method For Material Processing Using Multiple Laser Beams.	6,462,306	4/26/2000	10/8/2002

GSI Group Inc.	United States	Automated Trim Processing System.	6,875,950	3/22/2002	4/5/2005

GSI Group Inc.	United States	Control Of A Pumping Diode Laser.	5,400,351	5/9/1994	3/21/1995

GSI Group Corporation	United States	Controlling Laser Polarization.	6,181,728	7/2/1998	1/30/2001

GSI Group Corporation	United States	Controlling Laser Polarization.	6,987,786	12/13/2001	1/17/2006

GSI Group Corporation	United States	Controlling Laser Polarization.	6,381,259	1/29/2001	4/30/2002

GSI Group Corporation	United States	Energy Efficient Method And System For Processing Target Material Using An Amplified, Wavelength-Shifted Pulse Train.	6,703,582	1/22/2002	3/9/2004

GSI Group Inc.	United States	Energy-Efficient, Laser-Based Method And System For Processing Target Material.	7,750,268	8/22/2007	7/6/2010

GSI Group Inc.	United States	Energy-Efficient, Laser-Based Method And System For Processing Target Material.	7,679,030	1/4/2008	3/16/2010

GSI Group Corporation	United States	Energy Efficient Method And System For Processing Target Material Using An Amplified, Wavelength-Shifted Pulse Train.	6,340,806	6/1/2000	1/22/2002

GSI Group Corporation	United States	Energy-Efficient, Laser-Based Method And System For Processing Target Material.	2004-0188399	4/6/2004	Not Applicable

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Inc.	United States	Energy-Efficient, Laser-Based Method And System For Processing Target Material.	6,727,458	8/28/2001	4/27/2004

GSI Group Inc.	United States	Energy-Efficient, Laser-Based Method And System For Processing Target Material.	6,281,471	12/28/1999	8/28/2001

GSI Group Corporation	United States	Flexible Scan Field.	7,238,913	10/18/2004	7/3/2007

GSI Group Corporation	United States	Flexible Scan Field.	7,402,774	4/3/2007	7/22/2008

GSI Group Corporation	United States	Focused Laser Beam Measurement/Location.	5,521,374	9/7/1994	5/28/1996

GSI Group Inc.	United States	Stabilization Of The Output Energy Of A Pulsed Solid State Laser.	5,812,569	3/21/1997	9/22/1998

GSI Group Corporation	United States	Grid Array Inspection System And Method.	5,812,268	5/5/1997	9/22/1998

GSI Group Corporation	United States	Grid Array Inspection System And Method.	5,652,658	10/19/1993	7/29/1997

GSI Group Corporation	United States	High Speed Precision Positioning Apparatus.	6,744,228	7/11/2000	6/1/2004

GSI Group Corporation	United States	High Speed, Laser-Based Marking Method And System For Producing Machine Readable Marks On Workpieces And Semiconductor Devices With Reduced Subsurface Damage Produced Thereby.	7,067,763	5/15/2003	6/27/2006

GSI Group Corporation	United States	High-Speed Precision Positioning Apparatus.	6,949,844	12/29/2003	9/27/2005

GSI Group Corporation	United States	Method And Apparatus For Laser Marking By Ablation.	7,148,447	1/16/2006	12/12/2006

GSI Group Corporation	United States	High-Speed Precision, Laser-Based Method And System For Processing Material On One More Targets Within A Field.	6,989,508	7/30/2004	1/24/2006

GSI Group Corporation	United States	Method And Apparatus For Laser Marking By Ablation.	7,407,861	5/18/2005	8/5/2008

GSI Group Corporation	United States	Laser Beam Distributor And Compute Program For Controlling The Same.	5,948,291	4/29/1997	9/7/1999

GSI Group Inc.	United States	Laser Calibration Apparatus And Method.	6,501,061	4/26/2000	12/31/2002

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Inc.	United States	Laser Machining Of A Workpiece.	5,854,805	3/21/1997	12/29/1998

GSI Group Corporation	United States	Laser-Based Method And System For Processing Targeted Surface Material and Article Produced Thereby.	7,469,831	10/27/2006	12/30/2008

GSI Group Inc.	United States	Laser Optical Fibre Tuning & Control.	5,463,710	9/9/1992	10/31/1995

GSI Group Corporation	United States	Laser Processing Of Conductive Links.	8,106,329	5/15/2008	1/31/2012

GSI Group Corporation	United States	Laser Processing.	6,878,899	7/27/2004	4/12/2005

GSI Group Corporation	United States	Laser Processing.	6,337,462	11/16/1999	1/8/2002

GSI Group Corporation	United States	Laser Processing.	6,791,059	1/7/2002	9/14/2004

GSI Group Corporation	United States	Laser Processing.	5,998,759	12/24/1996	12/7/1999

GSI Group Corporation	United States	Laser Processing.	6,300,590	12/16/1998	10/9/2001

GSI Group Corporation	United States	Laser Processing.	6,559,412	10/2/2001	5/6/2003

GSI Group Corporation	United States	Laser System And Method For Material Processing With Ultra Fast Lasers.	6,979,798	2/26/2004	12/27/2005

GSI Group Corporation	United States	Laser System For Controlling Emitted Pulse Energy.	5,339,323	4/30/1993	8/16/1994

GSI Group Corporation	United States	Laser System For Simultaneously Marking Multiple Parts.	5,521,628	8/30/1993	5/28/1996

GSI Group Corporation	United States	Laser-Based Method And System For Memory Link Processing With Picosecond Lasers.	7,838,794	1/31/2007	11/23/2010

GSI Group Corporation	United States	Laser-Based Method And System For Memory Link Processing With Picosecond Lasers.	7,723,642	10/10/2003	5/25/2010

GSI Group Corporation	United States	Energy Efficient, Laser-Based Method And System For Processing Target Material.	7,582,848	12/19/2005	9/01/2009

GSI Group Corporation	United States	Light Beam Distance Encoder.	5,430,537	9/3/1993	7/04/1995

GSI Group Corporation	United States	Linear Position Detecting System.	6,297,750	9/13/2000	10/02/2001

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Magnetic Encoder For Sensing Position And Direction Via A Time And Space Modulated Magnetic Field.	5,939,879	6/2/1997	8/17/1999

GSI Group Inc.	United States	Marking A Workpiece By Light Energy.	5,463,200	2/11/1993	10/31/1995

GSI Group Corporation	United States	Method & System For Generating A Trajectory To Be Followed By A Motor-Driven Stage When Processing Microstructures At Laser-Processing Site.	6,495,791	5/16/2001	12/17/2002

GSI Group Inc.	United States	Method & System For Inspecting Electronic Components Mounted On Printed Circuit Boards.	7,181,058	12/11/2000	2/20/2007

GSI Group Corporation	United States	Method & System For Precisely Positioning A Waist Of A Material-Processing Laser Beam To Process Microstructures Within A Laser-Processing Site.	6,483,071	5/16/2000	11/19/2002

GSI Group Corporation	United States	Method & System For Precisely Positioning A Waist Of A Material-Processing Laser Beam To Process Microstructures Within A Laser-Processing Site.	7,176,407	4/26/2005	2/13/2007

GSI Group Corporation	United States	Method & System For Precisely Positioning A Waist Of A Material-Processing Laser Beam To Process Microstructures Within A Laser-Processing Site.	6,573,473	11/2/2001	6/3/2003

GSI Group Corporation	United States	Method And Apparatus For Orienting A Disk Via Edge Contact.	5,990,650	11/25/1998	11/23/1999

GSI Group Corporation	United States	Method And Subsystem For Determining A Sequence In Which Microstructures Are To Be Processed At A Laser-Processing Site.	6,662,063	5/16/2001	12/9/2003

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Method And System For Adaptively Controlling A Laser-Based Material Processing Process And Method And System For Qualifying Same.	2007-0106416	11/30/2006	Not Applicable

GSI Group Corporation	United States	Method And System For Calibrating A Laser Processing System And Laser Marking System Utilizing Same.	7,015,418	5/15/2003	3/21/2006

GSI Group Corporation	United States	Method And System For High Speed Measuring Of Microscopic Targets.	6,249,347	10/19/1999	6/19/2001

GSI Group Corporation	United States	Method And System For High-Speed Measuring Of Microscopic Targets.	6,750,974	9/16/2002	6/15/2004

GSI Group Corporation	United States	Method And System For High-Speed Measuring Of Microscopic Targets.	6,452,686	4/2/2002	9/17/2002

GSI Group Corporation	United States	Method And System For High-Speed Measuring Of Microscopic Targets.	6,366,357	3/5/1998	4/2/2002

GSI Group Corporation	United States	Method And System For High-Speed Precise Laser Trimming, Scan Lens System For Use Therein.	7,563,695	1/25/2007	7/21/2009

GSI Group Corporation	United States	Method And System For High-Speed Precise Laser Trimming, Scan Lens System For Use Therein And Electrical Device Produced Thereby.	7,358,157	10/6/2005	4/15/2008

GSI Group Corporation	United States	Method And System For High-Speed, High-Resolution, 3-D Imaging Of An Object At A Vision Station.	RE36560	6/17/1993	2/8/2000

GSI Group Corporation	United States	Method And System For High-Speed, Precise Micromaching An Array Of Devices.	6,951,995	3/26/2003	10/4/2005

GSI Group Corporation	United States	Method And System For High-Speed, Precise Micromaching An Array Of Devices.	7,666,759	5/2/2006	2/23/2010

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Method And System For Laser Processing Targets Of Different Types On A Workpiece.	7,732,731	9/13/2007	6/8/2010

GSI Group Corporation	United States	Method And System For Laser Soft Marking.	7,705,268	11/9/2005	4/27/2010

GSI Group Corporation	United States	Method And System For Machine Vision-Based Feature Detection And Mark Verification In A Workpiece Or Wafer Marking System.	7,119,351	5/15/2003	10/10/2006

GSI Group Corporation	United States	Method And System For Machine Vision-Based Feature Detection And Mark Verification In A Workpiece Or Wafer Marking System.	RE41924	11/30/2007	11/16/2010

GSI Group Corporation	United States	Method And System For Processing One Or More Microstructures Of A Multi-Material Device.	6,639,177	3/27/2002	10/28/2003

GSI Group Corporation	United States	Method And System For Suppressing Unwanted Reflections In An Optical System.	6,028,671	1/31/1996	2/22/2000

GSI Group Corporation	United States	Method And System For Triangulation-Based, 3-D Imaging Utilizing An Angled Scanning Beam Of Radiant Energy.	5,815,275	3/27/1997	9/29/1998

GSI Group Corporation	United States	Methods And Apparatus For Utilizing An Optical Reference.	7,538,564	10/18/2006	5/26/2009

GSI Group Corporation	United States	Methods And Systems For Precisely Relatively Positioning A Waist Of A Pulsed Laser Beam And Method And System For Controlling Energy Delivered To A Target Structure.	7,027,155	3/27/2002	4/11/2006

GSI Group Corporation	United States	Methods And Systems For Precisely Relatively Positioning A Waist Of A Pulsed Laser Beam And Method And System For Controlling Energy Delivered To A Target Structure.	8,193,468	10/11/2005	6/5/2012

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Methods And Systems For Processing A Device, Methods And Systems For Modeling Same And The Device.	6,972,268	3/27/2002	12/6/2005

GSI Group Corporation	United States	Methods And Systems For Processing A Device, Methods And Systems For Modeling Same And The Device.	7,192,846	5/9/2005	3/20/2007

GSI Group Corporation	United States	Methods And Systems For Thermal-Based Laser Processing A Multi-Material Device.	7,382,389	11/7/2006	6/3/2008

GSI Group Corporation	United States	Methods And Systems For Thermal-Based Laser Processing A Multi-Material Device.	8,217,304	3/27/2002	7/10/2012

GSI Group Corporation	United States	Methods And Systems For Thermal-Based Laser Processing A Multi-Material Device.	7,394,476	5/2/2006	7/1/2008

GSI Group Corporation	United States	Methods And Systems For Thermal-Based Laser Processing A Multi-Material Device.	7,955,906	7/1/2008	6/7/2011

GSI Group Corporation	United States	Multi-Color Laser Projector For Optical Layup Template And The Like.	6,000,801	5/2/1997	12/14/1999

GSI Group Corporation	United States	Optical Metrological Scale And Laser-Based Manufacturing Method Therefor.	7,903,336	10/11/2006	3/8/2011

GSI Group Corporation	United States	Optical Scanning Method And System And Method For Correcting Optical Aberrations Introduced Into The System By A Beam Deflector.	7,466,466	4/25/2006	12/16/2008

GSI Group Inc.	United States	Programmable Illuminator For Vision System.	6,633,338	4/27/1999	10/14/2003

GSI Group Corporation	United States	Pulse Control In Laser Systems.	6,831,936	8/7/2000	12/14/2004

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Pulse Control In Laser Systems.	6,339,604	6/12/1998	1/15/2002

GSI Group Corporation	United States	Pulse Control In Laser Systems.	6,973,104	12/7/2004	12/6/2005

GSI Group Corporation	United States	Rectification Of A Laser Pointing Device.	5,400,132	10/12/1993	3/21/1995

GSI Group Corporation	United States	Robotically Operated Laser Head.	6,822,187	6/4/2001	11/23/2004

GSI Group Corporation	United States	System And Method For Inspecting Wafers In A Laser Marking System.	7,315,361	4/29/2005	1/01/2008

GSI Group Corporation	United States	System And Method For Laser Processing At Non-Constant Velocities.	2008-0029491 11/532,160 8,084,706	9/15/2006	12/27/2011

GSI Group Corporation	United States	System And Method For Multi-Pulse Laser Processing.	2008-0164240	1/3/2008	Not Applicable

GSI Group Corporation	United States	Triangulation-Based 3-D Imaging And Processing Method And System.	5,654,800	7/29/1996	8/5/1997

GSI Group Corporation	United States	Triangulation-Based 3-D Imaging And Processing Method And System.	5,812,269	5/9/1997	9/22/1998

GSI Group Corporation	United States	Triangulation-Based 3-D Imaging And Processing Method And System.	5,546,189	5/19/1994	8/13/1996

GSI Group Corporation	United States	Versatile Method And System For High Speed 3D Imaging Of Microscopic Targets.	6,098,031	3/5/1998	8/1/2000

GSI Group Inc.	United States	Waveguide Device With Mode Control And Pump Light Confinement And Method of Using Same.	6,785,304	7/24/2001	8/31/2004

GSI Group Corporation	United States	Wireless Chart Recorder System And Method.	7,135,987	5/30/2003	11/14/2006

GSI Group Corporation	United States	Methods And Systems For Thermal-Based Laser Processing A Multi-Material Device	7,955,905	12/20/2006	6/7/2011

GSI Group Corporation	United States	Rotary Device With Matched Expansion Ceramic Bearings.	6,710,487	1/10/2001	3/23/2004

GSI Group Corporation	United States	Capacitive Transducing With Feedback.	5,537,109	5/28/1993	7/16/1996

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Composite Rotor And Output Shaft For Galvanometer Motor And Method Of Manufacture Thereof.	7,365,464	9/1/2004	4/29/2008

GSI Group Corporation	United States	Controlled High Speed Reciprocating Angular Motion Actuator.	6,448,673	6/1/2001	9/10/2002

GSI Group Corporation	United States	Galvanometer Unit.	6,433,449	3/14/2002	8/13/2002

GSI Group Inc.	United States	Galvanometer Unit.	6,380,649	11/2/1999	4/30/2002

GSI Group Corporation	United States	Mirror Mounting Structures And Methods For Scanners Employing Limited Rotation Motors.	7,471,432	4/11/2007	12/30/2008

GSI Group Corporation	United States	Mirror Mounting Structures And Methods For Scanners Employing Limited Rotation Motors.	7,212,325	11/23/2004	5/1/2007

GSI Group Corporation	United States	Rotor Shaft For Limited Rotation Motor And Method Of Manufacture Thereof.	7,262,535	12/17/2004	8/28/2007

GSI Group Corporation	United States	Method And Apparatus For Reducing The Stress On Rotating Shaft Bearings.	6,390,684	7/3/2001	5/21/2002

GSI Group Corporation	United States	Method For A Galvanometer With Axial Symmetry And Improved Bearing Design.	6,612,015	10/22/2001	9/2/2003

GSI Group Corporation	United States	Method For Optimum Material Selection And Processing For Dynamic Mirror Applications.	7,404,647	12/10/2004	7/29/2008

GSI Group Corporation	United States	Method For Tuning The Resonant Frequency Of Crossed- Flexure Pivot Galvanometers.	6,265,794	10/29/1999	7/24/2001

GSI Group Corporation	United States	Monitoring Bearing Performance.	6,956,491	6/13/2003	10/18/2005

GSI Group Corporation	United States	Moving Magnet Optical Scanner With Novel Rotor Design.	5,424,632	10/22/1992	6/13/1995

GSI Group Corporation	United States	Optical Element For Scanning System And Method Of Manufacture Thereof	6,749,309	9/27/2001	6/15/2004

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Optical Position Transducer Systems And Methods Employing Reflected Illumination For Limited Rotation Motor Systems.	7,820,956	6/4/2007	10/26/2010

GSI Group Corporation	United States	Rotary Optical Encoder Employing Multiple Sub-Encoders With Common Reticle Substrate.	7,482,575	8/2/2007	1/27/2009

GSI Group Corporation	United States	Smart Energy Emitting Head.	6,581,833	11/2/2001	6/24/2003

GSI Group Corporation	United States	Continuous Position Calibration For Servo Controlled Rotary System.	6,768,100	10/29/2001	7/27/2004

GSI Group Corporation	United States	System And Method For Diagnosing A Controller In A Limited Rotation Motor System.	7,291,999	11/30/2006	11/6/2007

GSI Group Corporation	United States	System And Method For High Power Laser Processing.	7,672,343	7/07/2006	3/2/2010

GSI Group Corporation	United States	Digital control servo system	7,421,308	1/26/2007	9/2/2008

Continuum Electro-Optics, Inc.	United States	System And Method For Providing Rotation Control In A Limited Rotation Motor System.	7,649,288	9/24/2007	1/19/2010

GSI Group Corporation	United States	Method And System For Triangulation-Based, 3-D Imaging Utilizing An Angled Scanning Beam Of Radiant Energy.	5,617,209	4/27/1995	4/1/1997

GSI Group Corporation	United States	High-Speed Precision Positioning Apparatus.	6,144,118	9/18/1998	11/07/2000

GSI Group Corporation	United States	High-Speed, Precision, Laser-Based Method And System For Processing Material Of One Or More Targets Within A Field.	6,777,645	3/27/2002	8/17/2004

GSI Group Corporation	United States	Laser Processing.	6,911,622	5/05/2003	6/28/2005

GSI Group Corporation	United States	Method and system for high-speed, precise micromachining an array of devices	7,871,903	12/22/2009	1/18/2011

GSI Group Corporation	United States	Link processing with high speed beam deflection	8,269,137	9/18/2008	9/18/2012

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Method and system for high-speed precise laser trimming and scan lens for use therein	20090321396 12499123	7/8/2009	Not Applicable

GSI Group Corporation	United States	Method and system for laser processing targets of different types on a workpiece	20100237051 12793306	6/3/2010	Not Applicable

GSI Group Corporation	United States	Predictive Link Processing	13/404,930	2/24/2012	Not Applicable

GSI Group Corporation	United States	Systems and Methods for Providing Temperature Stability or Acousto-Optic Beam Deflectors and Acousto-Optic Modulators During Use	13/542,177	7/5/2012	Not Applicable

GSI Group Corporation	United States	Energy Efficient, Laser-based Method and System for Processing Target Material	13/417,613	3/12/2012

GSI Group Corporation	United States	Laser Processing of Conductive Links	13/359,879	1/27/2012

GSI Group Corporation	United States	Methods and Systems for Thermal-Based laser Processing a Multi-Material Device	13/541,320	7/3/2012

GSI Group Corporation	United States	Laser-based method and system for removing one or more target link structures	8,253,066	11/19/2010	8/28/2012

GSI Group Corporation	United States	Method and system for high-speed, precise micromachining an array of devices	20110108534 13004710	1/11/2011	Not Applicable

Cambridge Technology, Inc.	United States	Optical position detector for determining the angular position of a rotatable element	5,671,043	10/3/1995	9/23/1997

Cambridge Technology, Inc.	United States	Axial led position detector for determining the angular position of a rotatable element	5,844,673	4/17/1998	12/1/1998

Cambridge Technology, Inc.	United States	Servo control system	7,414,379	10/12/2006	8/19/2008

Cambridge Technology, Inc.	United States	Systems and methods of providing improved performance of scanning mirrors coupled to limited rotation motors	20100271679 12764392	4/21/2010	Not Applicable

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

Cambridge Technology, Inc.	United States	Low cost long-life compact low wobble wide scan angle taut-band resonant scanners with matched coefficients of thermal expansion and interchangeable mirrors	20110181932 13009939	1/20/2011	Not Applicable

Continuum Electro-Optics, Inc.	United States	Mode Locked Laser With Variable Pulse Duration.	7,356,053	10/16/2003	4/8/2008

Continuum Electro-Optics, Inc.	United States	Laser Saturable Absorber And Passive Negative Feedback Elements, And Method Of Producing Energy Output Therefrom.	6,546,027	12/1/1999	4/8/2003

Continuum Electro-Optics, Inc.	United States	Narrow Linewidth BBO Optical Parametric Oscillator Utilizing Extraordinary Resonance.	5,406,409	3/30/1994	4/11/1995

Continuum-Electro-Optics, Inc.	United States	Methods And Apparatus For An Improved Amplifier For Driving A Non-Linear Load.	7,276,857	2/07/2005	10/02/2007

Continuum- Electro-Optics, Inc.	United States	Methods And Apparatus For An Improved Amplifier For Driving A Dynamic Load.	7,342,363	2/07/2005	3/11/2008

Continuum-Electro-Optics, Inc.	United States	Power Supply System Method Of Use.	7,436,153	5/20/2005	10/14/2008

Continuum-Electro-Optics, Inc.	United States	Power Supply System Method Of Use.	7,394,205	5/20/2005	7/1/2008

Continuum-Electro-Optics, Inc.	United States	Highly Efficient 3rd Harmonic Generatio In Nd: YAG LASER	61/643,676	5/7/2012	Not Applicable

GSI Group Limited	United States	Air bearing	5,593,230	11/27/1995	1/14/1997

GSI Group Limited	United States	Air bearing	6,024,493	5/6/1998	2/15/2000

GSI Group Limited	United States	Rotary mirror assembly having spherical housing	6,1307,69	10/2/1998	10/10/2000

GSI Group Limited	United States	High speed drill holders	6,443,462	7/25/2001	9/3/2002

GSI Group Limited	United States	Hole forming system with ganged spindle set	6,960,050	12/4/2001	11/1/2005

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Limited	United States	Data storage disc holder having central shaft held by spring loaded clamps against inclined surfaces when in disc gripping configuration	7,367,038	12/12/2006	4/29/2008

GSI Group Limited	United States	Cladding pumped fibre laser with a high degree of pump isolation	2009-0251770 12/470,074 8,094,370	5/21/2009	1/10/2012

GSI Group Limited	United States	Laser systems and material processing	20090296748 12505003	7/17/2009	Not Applicable

GSI Group Limited	United States	System for delivering the output from an optical fibre	20100124393 12633351	12/8/2009	Not Applicable

GSI Group Limited	United States	High speed drilling spindle with reciprocating ceramic shaft and double-gripping centrifugal chuck	5997223	9/22/1998	12/7/1999

GSI Group Limited	United States	High throughput hole forming system with multiple spindles per station	6174271	5/11/1999	1/16/2001

GSI Group Limited	United States	High speed drilling spindle with reciprocating shaft and double-gripping centrifugal chuck	6227777	11/9/1999	5/8/2001

GSI Group Limited	United States	Methods and systems for laser processing a workpiece and methods and apparatus for controlling beam quality therein	7324571	5/25/2006	1/29/2008

GSI Group Limited	United States	Monitoring and controlling of laser operation	7331512	11/29/2005	2/19/2008

GSI Group Limited	United States	Optical fibre laser	7649914	4/1/2008	1/19/2010

GSI Group Limited	United States	Device for coupling radiation into or out of an optical fibre	7720340	12/22/2008	5/18/2010

GSI Group Limited	United States	Fibre laser system	7839902	12/22/2008	11/23/2010

GSI Group Limited	United States	Data storage disc carriers	7936535	4/20/2006	5/3/2011

GSI Group Limited	United States	Gas bearing spindles	20080178795 11911444	12/27/2007	Not Applicable

GSI Group Limited	United States	Optical fibre apparatus	6347178	11/1/1999	2/12/2002

GSI Group Limited	United States	Laser rod pump chamber and method	6693940	11/13/2002	2/17/2004

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Limited	United States	Laser based material processing methods and scalable architecture for material processing	6738396	11/13/2002	5/18/2004

GSI Group Limited	United States	Method and system for laser welding	6750421	2/18/2003	6/15/2004

GSI Group Limited	United States	Optical Fibre Coupler	13/642,426	10/19/2012	Not Applicable

GSI Group Corporation	United States	Absolute Encoder Employing Linked Sub-Encoders And Beat Track.	7,368,705	6/28/2007	5/06/2008

GSI Group Corporation	United States	Absolute Encoder Employing Concatenated, Multi-Bit, Interpolated Sub-Encoders.	7,253,395	11/17/2004	8/07/2007

GSI Group Corporation	United States	Precision Material-Handling Robot Employing High-Resolution, Compact Absolute Encoder.	7,321,113	5/25/2005	1/22/2008

GSI Group Corporation	United States	Multi-Track Absolute Encode.	6,366,047	7/13/2000	4/4/2002

GSI Group Corporation	United States	Optical Position Encoder Having Alignment Indicators Providing Quantitative Alignment Indications.	7,067,797	9/15/2004	6/27/2006

GSI Group Corporation	United States	Optical Encoder Having Slanted Optical Detector Elements For Harmonic Suppression.	7,324,212	2/28/2007	1/29/2008

GSI Group Corporation	United States	Multi Track Optical Encoder Employing Beam Divider.	7,193,204	7/7/2003	3/20/2007

GSI Group Corporation	United States	Interferometric Optical Position Encoder Employing Spatial Filtering Of Diffraction Orders For Improved Accuracy.	7,480,060	8/8/2007	1/20/2009

GSI Group Corporation	United States	Encoder Self-Calibration Apparatus And Method.	6,897,435	10/31/2002	5/24/2005

GSI Group Corporation	United States	Encoder Scale Error Compensation Employed Comparison Among Multiple Detectors.	7,126,109	6/14/2004	10/24/2006

GSI Group Corporation	United States	Rotary Position Sensor With Offset Beam Generating Element And Elliptical Detector Array.	7,183,537	12/16/2003	2/27/2007

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

GSI Group Corporation	United States	Method Of Generating An Index Signal For An Optical Encoder.	7,075,057	4/26/2005	7/11/2006

GSI Group Corporation	United States	Optical Encoder With Burst Generator For Generating Burst Output Signals.	7,193,205	4/23/2006	3/20/2007

GSI Group Corporation	United States	Apparatus For Detecting Relative Movement.	5,559,600	2/1/1995	9/24/1996

GSI Group Corporation	United States	Apparatus For Detecting Relative Movement Wherein A Detecting Means Is Positioned In A Region Of Natural Interference.	5,486,923	2/24/1995	1/23/1996

GSI Group Corporation	United States	Apparatus For Detecting Relative Movement Wherein A Detecting Means Is Positioned In A Region Of Natural Interference.	5,646,730	1/23/1996	7/8/1997

GSI Group Corporation	United States	Scale Assembly For Optical Encoder Having Affixed Optical Reference Markers.	7,343,693	11/9/2006	3/18/2008

GSI Group Corporation	United States	Optical Track Sensing Device.	5,991,249	7/29/1997	11/23/1999

GSI Group Corporation	United States	Reference Point Talbot Encoder.	7,002,137	8/13/2002	2/21/2006

GSI Group Corporation	United States	SYSTEM AND METHOD FOR LASER PROCESSING AT NON-CONSTANT VELOCITIES	13/303,327	11/23/2011	Not Applicable

Excel Technology, Inc.	United States	Apparatus With Multiple Light Detectors And Methods Of Use And Manufacture.	7,897,912	5/25/2006	3/1/2011

Excel Technology, Inc.	United States	Synthetic Aperture Video Photometer System.	5,267,038	12/30/1988	11/20/1993

Excel Technology, Inc.	United States	Multiaxis Photometric Inspection System & Method For Flat Panel Displays.	6,111,243	1/30/1998	8/29/2000

Excel Technology, Inc.	United States	Led Measuring Device.	7,022,969	5/14/2004	4/4/2006

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

Quantronix Corporation	United States	Fiber Delivery System With Enhanced Passive Fiber Protection And Active Monitoring.	7,146,073	7/19/2004	12/5/2006

Quantronix Corporation	United States	Mode-Locked Laser Method And Apparatus.	7,079,558	11/30/2004	7/18/2006

Quantronix Corporation	United States	Apparatus And Method For Measuring Intensity And Phase Of A Light Pulse With An Interferometric Asymmetric Single-Shot Autocorrelator.	6,801,318	4/30/2002	10/05/2004

Quantronix Corporation	United States	Stackable Integrated Diode Packaging.	6,151,341	5/27/1998	11/21/2000

Quantronix Corporation	United States	Scalable Vertically Diode-Pumped Solid-State Lasers.	6,075,803	5/27/1998	6/13/2000

Quantronix Corporation	United States	Intra-Cavity And Inter-Cavity Harmonics Generation In High-Power Lasers.	5,943,351	2/2/1998	8/24/1999

Quantronix Corporation	United States	Longitudinally Pumped Solid State Laser And Methods Of Making And Using.	7,408,971	2/28/2006	8/05/2008

Synrad, Inc.	United States	Laser Tube With External Adjustable Reactance For A Gas Discharge RF-Excited Laser.	7,480,323	5/17/2007	1/20/2009

Synrad, Inc.	United States	System And Method For Laser Beam Coupling Between Waveguide And Optics.	6,603,794	9/5/2001	9/5/2003

Synrad, Inc.	United States	Laser System And Method For Gain Medium With Output Beam Transverse Profile Tailoring Longitudinal Strips.	6,614,826	5/5/2000	9/2/2003

Synrad, Inc.	United States	Laser System And Method For Beam Enhancement.	6,198,759	12/27/1999	3/6/2001

Synrad, Inc.	United States	Laser With Heat Transfer System And Method.	6,198,758	12/27/1999	3/6/2001

Synrad, Inc.	United States	Laser Assembly System And Method.	6,195,379	12/27/1999	2/27/2001

Synrad, Inc.	United States	All Metal Electrode Sealed Gas Laser.	5,953,360	10/24/1997	9/14/1999

Synrad, Inc.	United States	RF-Excited Gas Laser System.	5,602,865	11/14/1995	2/11/1997

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

Synrad, Inc.	United States	Laser Tube with Distributed Taps for a Gas Discharge Re-Excited Laser	20120230362	9/13/2012	Not Applicable

MicroE Systems Corporation	United States	Phase Estimation Method and Apparatus Therefor	61/606,606	3/5/2012	Not Applicable

MicroE Systems Corporation	United States	Motorized Tool Status Sensing Method and Apparatus	61/707,222	9/28/2012	Not Applicable

NDSSI IP Holdings, LLC	United States	DATA STREAM TRANSMISSION PREPROCESSING	7,430,163	7/19/2004	9/30/2008

NDSSI IP Holdings, LLC	United States	AVERAGE EIRP CONTROL OF MULTIPLE ANTENNA TRANSMISSION SIGNALS	7,248,217	8/31/2005	7/24/2007

NDSSI IP Holdings, LLC	United States	SYNCHRONIZATION OF MEDIA ACCESS CONTROL (MAC) SUPERFRAMES	7,480,515	9/29/2005	1/20/2009

NDSSI IP Holdings, LLC	United States	SYNCHRONIZATION OF MEDIA ACCESS CONTROL (MAC) SUPERFRAMES	7,826,860	9/4/2008	11/2/2010

NDSSI IP Holdings, LLC	United States	METHOD AND APPARATUS FOR CALIBRATING FILTERING OF A TRANSCEIVER	7,437,139	10/26/2005	10/14/2008

NDSSI IP Holdings, LLC	United States	METHOD AND APPARATUS FOR TRANSMITTER CALIBRATION	7,623,886	12/14/2005	11/24/2009

NDSSI IP Holdings, LLC	United States	LINK QUALITY PREDICTION	7,440,412	3/13/2006	10/21/2008

NDSSI IP Holdings, LLC	United States	LINK QUALITY PREDICTION	7,719,999	9/4/2008	5/18/2010

NDSSI IP Holdings, LLC	United States	REDUCING IMAGE SPECTRAL LEAKAGE DUE TO I-Q IMBALANCE	7,672,396	6/22/2006	3/2/2010

NDSSI IP Holdings, LLC	United States	CONTROL OF AN ADJUSTABLE GAIN AMPLIFIER	7,417,500	6/19/2006	8/26/2008

NDSSI IP Holdings, LLC	United States	PHASE COMBINING DIVERSITY	7,324,794	9/29/2004	1/29/2008

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

NDSSI IP Holdings, LLC	United States	AVERAGE POWER CONTROL OF WIRELESS TRANSMISSION HAVING A VARIABLE DUTY CYCLE	7,733,979	3/21/2007	6/8/2010

NDSSI IP Holdings, LLC	United States	ADJUSTING A TRANSMIT TIME OF A WIRELESS DEVICE	8,000,376	1/22/2008	8/16/2011

NDSSI IP Holdings, LLC	United States	SYNCHRONIZATION BAND SELECTION OF A FREQUENCY HOPPING WIRELESS RECEIVER	7,978,748	12/11/2007	7/12/2011

NDSSI IP Holdings, LLC	United States	GENERATING A FREQUENCY SWITCHING LOCAL OSCILLATOR SIGNAL	8,014,486	3/27/2008	9/6/2011

NDSSI IP Holdings, LLC	United States	RECEIVING WIRELESS SIGNALS WITH MULTIPLE DIVERSITY SETTINGS	7,965,787	7/10/2008	6/21/2011

NDS Imaging Holdings, LLC	United States	EMPIRICAL SCHEDULING OF NETWORK PACKETS	7,529,247	9/17/2003	5/5/2009

NDS Imaging Holdings, LLC	United States	EMPIRICAL SCHEDULING OF NETWORK PACKETS USING A PLURALITY OF TEST PACKETS	7,876,692	12/17/2008	1/25/2011

NDS Imaging Holdings, LLC	United States	EMPIRICAL SCHEDULING OF NETWORK PACKETS	7,911,963	4/29/2009	3/22/2011

NDS Imaging Holdings, LLC	United States	EMPIRICAL SCHEDULING OF NETWORK PACKETS USING COARSE AND FINE TESTING PERIODS	7,468,948	10/28/2004	12/23/2008

NDS Imaging Holdings, LLC	United States	ENDPOINT PACKET SCHEDULING SYSTEM	7,339,923	10/31/2003	3/4/2008

NDS Imaging Holdings, LLC	United States	LOCAL AREA NETWORK CONTENTION AVOIDANCE	7,508,813	11/25/2003	3/24/2009

Grantor	Country	Title	Application/ Publication, Patent No.	Filing Date	Issue Date

NDS Imaging Holdings, LLC	United States	NETWORK CONNECTION DEVICE	7,453,885	10/13/2004	11/18/2008

NDS Surgical Imaging, LLC	United States	METHOD AND SYSTEM FOR CORRECTION, MEASUREMENT AND DISPLAY OF IMAGES	12/883,004 2011-0063341	9/15/2010	Not Applicable

NDS Surgical Imaging, LLC	United States	ELECTRONIC COLOR AND LUMINANCE MODIFICATION	13/051,962 2012-0032971	3/18/2011	Not Applicable

NDS Surgical Imaging, LLC	United States	MONOCULAR STEREOSCOPIC ENDOSCOPE	11/644,033	12/22/2006	Not Applicable

NDS Surgical Imaging, LLC	United States	WIDE-VIEW DISPLAY SYSTEM FOR MEDICAL SURGICAL APPLICATIONS	11/715,711	3/7/2007	Not Applicable

NDS Surgical Imaging, LLC	United States	SYSTEM AND METHOD FOR ENHANCING LUMINANCE UNIFORMITY IN A LIQUID CRYSTAL DISPLAY DEVICE	11/809,033	5/30/2007	Not Applicable

NDS Surgical Imaging, LLC	United States	SYSTEM AND METHOD OF DOUBLING THE DRIVING FREQUENCY TO AN LCD PANEL WITH A LIVE VIDEO SOURCE	12/006,324	12/31/2007	Not Applicable

NDS Surgical Imaging, LLC	United States	SYSTEM AND METHOD OF TESTING A RESISTIVE TOUCHSCREEN SENSOR TO DETERMINE PROPER COVER LAYER CONSTRUCTION	12/009,006	1/15/2008	Not Applicable

Licenses

Licensor	Licensee	Patent Number(s)
GSI Group Corporation	E.O. Technics Co., Ltd.	GSI/US - 6,501,061; 6,462,306; 6,657,159

GSI Group Corporation	Virtek Vision International Inc.	GSI/US - 6,000,801
GSI Group Corporation	Zygo Corporation	GSI/SG - 70348
GSI Group Corporation	Prima U.S., Laserdyne Systems Division, Laserdyne Prima Inc.	GSI/US - 5,339,103; 5,340,962; 5,521,374; 5,850,068
Quantronix Corporation	Control Laser Corporation	Quantronix/US - 7,408,971

Licensor	Licensee	Trademark Number
NDS Surgical Imaging, LLC	InoNet Computer GmbH	NDS Surgical Imaging, LLC/US - 3134178

SCHEDULE 6.12

Guarantors

Cambridge Technology, Inc.

Continuum Electro-Optics, Inc.

Excel Technology, Inc.

Quantronix Corporation

Photo Research, Inc.

Synrad, Inc.

MicroE Systems Corp.

MES International Inc.

GSI Group Limited

NDSSI IP Holdings, LLC

NDS Imaging Holdings, LLC

SCHEDULE 7.02

Existing Indebtedness

•	Promissory Note issued by GSI Group Corporation to GSI Group Limited on July 25th, 2008, maturing on July 25th, 2013 (Principal amount outstanding as of November 30, 2012: GBP 12,500,000).

•	Promissory Note issued by GSI Group Corporation to GSI Group GmbH on July 25th, 2008, maturing on July 25th, 2013 (Principal amount outstanding as of November 30, 2012: EUR: 2,847,364).

•

Line of credit for GSI Group Europe GmbH (“GSI Group Europe GmbH”) for EUR 500,000 at Bayerische Hypo-und Vereinsbank AG (the “Bank”) pursuant to terms set forth in a letter from the Bank to GSI Group Europe GmbH dated March 4, 2009 (“GSI Group Europe GmbH Line of Credit”). GSI Group Europe GmbH has drawn upon EUR 0 of this line of credit.

•	Guaranty by Excel Technology, Inc. to the Bank for the Excel GmbH Line of Credit and overdraft facilities of Excel GmbH for EUR 511,291.88.

•

Obligations of GSI Group Limited pursuant to an offer made to the Trustees of the GSI Group Limited UK Pension Scheme (“Scheme”) on May 14, 2010 to make a lump sum of payment of GBP 1,000,000 and annual contributions of GBP 500,000 payable monthly pursuant to a recovery plan with respect towards the Scheme deficit of GBP 8.453 million.

•

Promissory Note issued by Excel Laser Technology Private Limited to Excel Technology, Inc. on November 21, 2005 maturing on March 31, 2014 (Principal amount outstanding as of November 30, 2012: $831,000).

SCHEDULE 7.05

Certain Properties

None.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWERS or GUARANTORS:

GSI Group Inc.

125 Middlesex Turnpike

Bedford, MA 01730

Attention: Chief Financial Officer

With a copy to:

GSI Group Inc.

125 Middlesex Turnpike

Bedford, MA 01730

Attention: Timothy Spinella

Telephone: 781-266-5681

Telecopier: 781-266-5122

Electronic Mail: tspinella@gsig.com

            And: treasury@gsig.com

Website Address:        www.gsig.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

101 N. Tryon St.

Mail Code: NC1-001-04-39

Charlotte, NC 28255-0001

Attention: Robert Garvey

Telephone: 980-387-9468

Telecopier: 617-310-3288

Electronic Mail: robert.garvey@baml.com

Account No.: 1366212250600

Ref: GSI Group

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

135 S LaSalle St.

Mail Code: IL4-135-05-41

Chicago, IL 60603

Attention: Angela Larkin

Telephone: 312-828-3882

Telecopier: 877-206-8409

Electronic Mail: angela.larkin@baml.com

L/C ISSUER:

Bank of America, N.A.

0202 Trade Operations- Standy-bys

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Alfonso Malave Jr.

Telephone: 570.330.4212

Telecopier: 570.330.4186

Electronic Mail: alfonzo.malave@baml.com

SWING LINE LENDER:

Bank of America, N.A.

101 N. Tryon St.

Mail Code: NC1-001-04-39

Charlotte, NC 28255-0001

Attention: Robert Garvey

Telephone: 980-387-9468

Telecopier: 617-310-3288

Electronic Mail: robert.garvey@baml.com

Account No.: 1366212250600

Ref: GSI Group

ABA# 026009593

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                         ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a [Delaware] limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

The undersigned hereby requests (select one):

☐ A Borrowing                                                 ☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

                                     [Type of Committed Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

The Revolving Credit Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Agreement.

GSI GROUP CORPORATION

By:
Name:
Title:

A-1

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                         ,

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a [Delaware] limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

GSI GROUP CORPORATION

By:
Name:
Title:

B-1

Form of Swing Line Notice

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

_______________________

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to                                                   or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

[Remainder of page intentionally left blank]

C-1-1

Form of Revolving Credit Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GSI GROUP CORPORATION

By:
Name:
Title:

NDS SURGICAL IMAGING, LLC

By:
Name:
Title:

C-1-2

Form of Revolving Credit Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

Form of Revolving Credit Note

EXHIBIT C-2

FORM OF TERM NOTE

    ___________________

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, GSI Group Inc., the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

The Borrowers promise to pay interest on the unpaid principal amount of the Term Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

[Remainder of page intentionally left blank]

C-2-1

Form of Term Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GSI GROUP CORPORATION

By:
Name:
Title:

NDS SURGICAL IMAGING, LLC

By:
Name:
Title:

C-2-2

Form of Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

Form of Term Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date______, __, 20__

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, Delaware limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________ of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Holdings has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Holdings has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate

[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Loan Parties contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

[Remainder of page intentionally left blank]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, ______.

GSI GROUP INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.10(b) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:	$	__________

B.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”) (from Schedule 2):	$	__________

C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B):		_____ to 1.00

	Maximum permitted:		2.75 to 1.00

Form of Compliance Certificate

II.	Section 7.10(c) – Consolidated Fixed Charge Coverage Ratio.

A.	Adjusted Consolidated EBITDA for Subject Period:		$	__________

	1.	Consolidated EBITDA for Subject Period (Line I.B above):	$	__________

	2.	Aggregate amount of all cash Capital Expenditures for Subject Period:	$	__________

	3.	Aggregate amount of Federal, state, local and foreign income taxes paid in cash for Subject Period:	$	__________

	4.	Adjusted Consolidated EBITDA (Lines II.A1 - 2 - 3):	$	__________

B.	Consolidated Fixed Charges for Subject Period:

	1.	Consolidated Interest Charges paid in cash for Subject Period:	$	__________

	2.	Aggregate scheduled amortization payments under Section 2.07(a) of the Agreement (regardless of whether optional prepayments under Section 2.05(a) of the Agreement were applied to such installments) for Subject Period, for so long as any amounts are outstanding under the Term Loan Facility:	$	__________

	3.	Aggregate principal amount of all other regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money (including regularly scheduled payments under any Capitalized Leases, except for the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP) for Subject Period, but excluding any voluntary repayments and redemptions to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Agreement:	$	__________

	4.	Aggregate amount of all Restricted Payments made pursuant to Section 7.06(d) or 7.06(e) of the Agreement for Subject Period:	$	__________

	5.	Consolidated Fixed Charges (Lines II.B1 + 2 + 3 + 4):

C.	Consolidated Fixed Charge Coverage Ratio (Line II.A4 ÷ Line II.B5):			_____ to 1.00

	Minimum required:			1.50 to 1.00

D-1

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Consolidated Net Income

+ Consolidated Interest Charges

+ income taxes

+ depreciation expense

+ amortization expense

+ restructuring charges from operations and divestitures[1]

+ restructuring charges , fees and expenses in respect of other transactions[2]

+ Non-Cash Charges

- non-cash income

- earnings from equity-method investments

= Consolidated EBITDA

[1]	not to exceed $10,000,000 in the aggregate during any Measurement Period from the Restatement Date through June 30, 2013 and not to exceed $5,000,000 in the aggregate during any Measurement Period thereafter
[2]	not to exceed $7,500,000 in the aggregate during any Measurement Period

D-2

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities7) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[3]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[4]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[7]	Include all applicable subfacilities.

E-1 - 1

Form of Assignment and Assumption

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Lead Borrower:	GSI Group Corporation, a Michigan corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of December 27, 2012, among the Lead Borrower, the other Borrowers from time to time party thereto, GSI Group Inc., the other Guarantors from time to time party thereto, the Lenders from time to time party thereto Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent

6.	Assigned Interest[s]:

Assignor[s][8]	Assignee[s][9]	Facility Assigned[10]	Aggregate Amount of Commitment/ Loans for all Lenders[11]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[12]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	___________][13]

Effective Date:                         , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[8]	List each Assignor, as appropriate.
[9]	List each Assignee, as appropriate.
[10]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).
[11]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[12]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[13]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1 - 2

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]14 Accepted:

BANK OF AMERICA, N.A., as

    Administrative Agent

By:
Title:

[Consented to:]15

By:
Title:

[14]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[15]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

E-1 - 3

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

E-1 - 4

Form of Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1 - 5

Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

.

E-2 - 1

Form of Administrative Questionnaire

EXHIBIT F-1

FORM OF GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT AND JOINDER AGREEMENT dated as of ________, 20___ (as amended, restated, supplemented or otherwise modified, this “Agreement”), made by [___________], a [____________________] [corporation] (the “New Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (defined below).

A. GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a Delaware limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), the other guarantors party thereto (along with Holdings each, a “Guarantor”, and collectively, the “Guarantors”), the lenders party thereto (the “Lenders”), the Swing Line Lender and L/C Issuer party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, and together with its successors in such capacity, the “Administrative Agent”), Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent, are parties to an Amended and Restated Credit Agreement, dated as of December 27, 2012 (as modified, supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrowers. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

B. Pursuant to Section 6.12 of the Credit Agreement, the New Guarantor is executing this Agreement to become a “Guarantor” under the Credit Agreement and other Loan Documents.

NOW, THEREFORE, the New Guarantor hereby agrees as follows:

Section 1. Joinder as a Guarantor.

(a) Pursuant to Section 6.12 of the Credit Agreement, the New Guarantor hereby agrees to become a “Guarantor” for all purposes of the Credit Agreement and other Loan Documents, with the same force and effect as if it had been a signatory to such Loan Documents on the execution dates of the Credit Agreement and other Loan Documents.

(b) Without limiting the foregoing, the New Guarantor hereby, jointly and severally with the other Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations in the same manner and to the same extent as provided in Article X of the Credit Agreement. In addition, the New Guarantor hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement and other Loan Documents.

(c) The New Guarantor hereby (i) agrees to be bound as a Guarantor by all the terms and provisions of the Credit Agreement and other Loan Documents with the same force and

Form of Guaranty Supplement

effect as if it had been a signatory to such Loan Documents on the execution dates of the Credit Agreement and other Loan Documents and (ii) as of the date hereof, makes each of the representations and warranties applicable to the Guarantors contained in the Credit Agreement and other Loan Documents.

(d) Annexed hereto are supplements to certain schedules to the Credit Agreement (as specified in Appendix A hereto) with respect to the New Guarantor. Such supplements shall be deemed to be part of the Credit Agreement.

(e) Each reference to a “Guarantor” or “Loan Party” in the Credit Agreement and other Loan Documents shall be deemed to include the New Guarantor.

Section 3. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Administrative Agent shall have received a counterpart of this Agreement that bears the signature of the New Guarantor. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 4. Effect on Loan Documents. Except as expressly supplemented hereby, the Credit Agreement and each other Loan Document shall each remain in full force and effect.

Section 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[signature pages follow]

Form of Guaranty Supplement

IN WITNESS WHEREOF, the New Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[__________________________________].

By:
Name:
Title:

Form of Guaranty Supplement

APPENDIX A

SUPPLEMENTS TO SCHEDULES TO CREDIT AGREEMENT

EXHIBIT F-2

FORM OF HOLDINGS GUARANTY

[Reserved].

EXHIBIT G-1

FORM OF SECURITY AGREEMENT

[Reserved].

EXHIBIT G-2

FORM OF UK SECURITY AGREEMENT

[Reserved].

EXHIBIT G-3

FORM OF CANADIAN SECURITY AGREEMENT

[Reserved].

EXHIBIT H

FORM OF MORTGAGE

[Reserved].

EXHIBIT I

[RESERVED]

I-2

Form of Borrowing Base Certificate

EXHIBIT J

FORM OF FOREIGN LENDER CERTIFICATE16

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a Delaware limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent. Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate, (ii) it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Code and the Treasury regulations promulgated thereunder, (iii) it is not a 10-percent shareholder of any Borrower or any Guarantor within the meaning of Section 871(h)(3)(B) of the Code and the Treasury regulations promulgated thereunder and (iv) it is not a controlled foreign corporation related to any Borrower or any Guarantor within the meaning of Section 864(d) of the Code and the Treasury regulations promulgated thereunder.

[16]	If the undersigned is an intermediary, a foreign partnership or other flow-through entity, the following adjustments shall be made.

A. The following representations shall be provided as applied to the partners or members claiming the portfolio interest exemption:

•	beneficial ownership under clause (i);
•	the status in clause (iii);
•	the status in clause (iv).

B. The following representation shall be provided as applied to the undersigned:

•	record ownership under clause (i).

C. The following representation shall be provided as applied to the undersigned as well as the partners or members claiming the portfolio interest exemption:

•	the status in clause (ii).

D. The undersigned shall provide an Internal Revenue Service Form W-8IMY (with underlying W-8BENs, W-9s or other applicable forms and/or certificates from each of its partners or members).

E. Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships or flow-through entities.

The undersigned shall promptly notify the Lead Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF LENDER]

By:
Name:
Title:

Dated: ____________________

EXHIBIT K

FORM OF RESPONSIBLE OFFICER CERTIFICATE

DECEMBER 27, 2012

Reference is made to that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a [Delaware] limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

Pursuant to Sections 4.01(a)(viii) of the Agreement, the undersigned, hereby certifies that [he]/[she] is the duly elected, acting and qualified Responsible Officer of the Lead Borrower, and that:

1.	the representations and warranties of each Borrower and each other Loan Party contained in Article V to the Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

2.	as of the date hereof and after giving effect to the Transaction, no Event of Default exists or would result from the Loans made on the date hereof or from the application of the proceeds of such Loans;

3.	since December 31, 2011, there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

[Remainder of page intentionally left blank]

K-1

Form of Responsible Officer’s Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

GSI GROUP CORPORATION

By:
Name:
Title:

K-2

Form of Responsible Officer’s Certificate

EXHIBIT L

FORM OF SOLVENCY CERTIFICATE

DECEMBER 27, 2012

Reference is made to that certain Credit Agreement, dated as of the date hereof (the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a Delaware limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

Pursuant to Section 4.01(a)(ix) of the Agreement, the undersigned, hereby certifies that [he]/[she]/[they] is/are the duly elected, acting and qualified Chief Financial Officer[s] or other Responsible Officer of each Loan Party, and that, as such, they are generally familiar with the business and assets of such Loan Party and authorized to execute and deliver this Solvency Certificate to the Administrative Agent and Lenders on behalf of the Loan Parties, and that for each Loan Party, individually and together with its Subsidiaries on a consolidated basis, before and after giving effect to the Transaction:

(a) the fair value of the property of such Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party,

(b) the present fair salable value of the assets of such Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured,

(c) such Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay such debts and liabilities as they mature,

(d) such Loan Party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Loan Party’s property would constitute an unreasonably small capital, and

(e) such Loan Party is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

[Remainder of page intentionally left blank]

L-1

Form of Solvency Certificate

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

BORROWERS: GSI GROUP CORPORATION

By:
Name:
Title:

NDS SURGICAL IMAGING, LLC

By:
Name:
Title:

HOLDINGS: GSI GROUP INC.

By:
Name:
Title:

GUARANTORS:

GSI GROUP LIMITED

EXCEL TECHNOLOGY, INC.

CAMBRIDGE TECHNOLOGY, INC.

CONTINUUM ELECTRO-OPTICS, INC.

PHOTO RESEARCH, INC.

QUANTRONIX CORPORATION

SYNRAD, INC.

MICROE SYSTEMS CORP.

MES INTERNATIONAL INC.

By:
Name:
Title:

L-2

Form of Solvency Certificate

EXHIBIT M

[RESERVED]

EXHIBIT N

FORM OF PERMITTED ACQUISITION CERTIFICATE

_____________ __, 20__

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS SURGICAL IMAGING, LLC, a [Delaware] limited liability company (together with the Lead Borrower and each other Person to join the Agreement as a Borrower, collectively the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Silicon Valley Bank as Syndication Agent and HSBC Bank USA, N.A. as Documentation Agent.

Pursuant to Section 7.03(j) of the Agreement and in connection with the acquisition of [DESCRIBE TRANSACTION] (the “Acquisition”), the undersigned, hereby certifies that [he]/[she] is the duly elected, acting and qualified [President] [Chief Financial Officer] [Vice President of Finance] of Holdings, and that:

1.	any Subsidiary newly-created or acquired in connection with the Acquisition shall comply with the requirements of Section 6.12 of the Agreement;

2.	the lines of business of the Target are not substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Restatement Date or any business substantially related or incidental thereto or a reasonable extension thereof;

3.	the Acquisition has been consented to by the shareholders or board of directors or other equivalent governing body of the Target;

4.	immediately before and immediately after giving pro forma effect to the Acquisition, no Event of Default has occurred and is continuing;

5.	attached hereto as Annex 1 are calculations evidencing that immediately before and immediately after giving pro forma effect to the Acquisition, Holdings and its Subsidiaries are in pro forma compliance with all of the covenants set forth in Section 7.10 of the Agreement for the twelve-month period ended on [ ][17] (the “Financial Statement Date”), determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) of the Agreement as though the Acquisition had been consummated as of the first day of the fiscal period covered thereby;

[17]	Insert date of most recent financial statements delivered pursuant to Section 6.01(a) or (b) of the Agreement

Form of Permitted Acquisition Certificate

6.	attached hereto as Annex 2 are calculations evidencing that after giving effect to the Acquisition, Holdings and its Subsidiaries have a Consolidated Leverage Ratio for the twelve-month period ended on the Financial Statement Date of ___[18] to 1.0, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) of the Agreement as though the Acquisition had been consummated as of the first day of the fiscal period covered thereby; and

7.	attached hereto as Annex 3 are calculations evidencing that after giving effect to the Acquisition, as of the Financial Statement Date, Holdings and its Subsidiaries have Excess Availability of $______________[19].

[Remainder of page intentionally left blank]

[18]	Must be less than or equal to 2.25:1.0
[19]	Must be greater than or equal to $25,000,000.

Form of Permitted Acquisition Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

GSI GROUP INC.

By:
Name:
Title:

Form of Permitted Acquisition Certificate

ANNEX 1

to the Permitted Acquisition Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Consolidated Net Income

+ Consolidated Interest Charges

+ income taxes

+ depreciation expense

+ amortization expense

+ restructuring charges from operations and divestitures[20]

+ restructuring charges , fees and expenses in respect of other transactions[21]

+ Non-Cash Charges

- non-cash income

- earnings from equity-method investments

= Consolidated EBITDA

I.	Section 7.10(b) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Financial Statement Date:	$	__________

[20]	not to exceed $10,000,000 in the aggregate during any Measurement Period from the Restatement Date through June 30, 2013 and not to exceed $5,000,000 in the aggregate during any Measurement Period thereafter
[21]	not to exceed $7,500,000 in the aggregate during any Measurement Period

Form of Permitted Acquisition Certificate

B.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Financial Statement Date (“Subject Period”) (from above)	$	__________

C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B):		_____ to 1.00

	Maximum permitted:		2.75 to 1.00

Form of Permitted Acquisition Certificate

II.	Section 7.10(c) – Consolidated Fixed Charge Coverage Ratio.

A.	Adjusted Consolidated EBITDA for Subject Period:

	1.	Consolidated EBITDA for Subject Period (Line I.B above):	$	__________

	2.	Aggregate amount of all cash Capital Expenditures for Subject Period:	$	__________

	3.	Aggregate amount of Federal, state, local and foreign income taxes paid in cash for Subject Period:	$	__________

	4.	Adjusted Consolidated EBITDA (Lines II.A1 - 2 - 3):	$	__________

B.	Consolidated Fixed Charges for Subject Period:

	1.	Consolidated Interest Charges paid in cash for Subject Period:	$	__________

	2.	Aggregate scheduled amortization payments under Section 2.07(a) of the Agreement (regardless of whether optional prepayments under Section 2.05(a) of the Agreement were applied to such installments) for Subject Period, for so long as any amounts are outstanding under the Term Loan Facility:	$	__________

	3.	Aggregate principal amount of all other regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money (including regularly scheduled payments under any Capitalized Leases, except for the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP) for Subject Period, but excluding any voluntary repayments and redemptions to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 of the Agreement:	$	__________

	4.	Aggregate amount of all Restricted Payments made pursuant to Section 7.06(d) or 7.06(e) of the Agreement for Subject Period:	$	__________

	5.	Consolidated Fixed Charges (Lines II.B1 + 2 + 3 + 4):	$	__________

C.	Consolidated Fixed Charge Coverage Ratio (Line II.A4 ÷ Line II.B5):			_____ to 1.00

	Minimum required:			1.50 to 1.00

Form of Permitted Acquisition Certificate

ANNEX 2

to the Permitted Acquisition Certificate

($ in 000’s)

Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Financial Statement Date:	$	__________

B.	Consolidated EBITDA for twelve-month period ended on the Financial Statement Date (from Annex 1):	$	__________

C.	Consolidated Leverage Ratio (Line A ÷ Line B):		_____ to 1.00

Form of Permitted Acquisition Certificate

ANNEX 3

to the Permitted Acquisition Certificate

($ in 000’s)

Excess Availability.

A.	Unrestricted cash on the balance sheet of Holdings and its Subsidiaries on the Financial Statement Date:	$	__________

B.	the Revolving Credit Facility on the Financial Statement Date:	$	__________

C.	Outstanding Amount of all Revolving Credit Loans on the Financial Statement Date:	$	__________

D.	Outstanding Amount of all Swing Line Loans on the Financial Statement Date:	$	__________

E.	Outstanding Amount of all L/C Obligations on the Financial Statement Date:	$	__________

F.	Excess Availability (Line A + Line B – Line C – Line D – Line E):	$	__________

N-1

Form of Permitted Acquisition Certificate